                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant / /

    Check the appropriate box:
    [x]  Preliminary Information Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e) (2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to (S)240.14a-11 (c) or (S)240.14a-12

                          LEADING EDGE PACKAGING, INC.
                  -------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------

 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $13,500,000 purchase price (2,250,000 shares X $6.00 per share)
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        $2,700
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------



Notes:

                                               PRELIMINARY INFORMATION STATEMENT

                                     [LOGO]

                                350 FIFTH AVENUE
                                   SUITE 3922
                            NEW YORK, NEW YORK 10118

                       PRELIMINARY INFORMATION STATEMENT


    This information statement is being mailed to the stockholders of record on February 27, 1998 of Leading Edge Packaging, Inc. (the "Company"), commencing on
or about September   , 1998, in connection with the prior approval, on March 9,
1998, by the Board of Directors of the Company, of the corporate action referred to below and its subsequent adoption, also on March 9, 1998, by the majority stockholder of the Company, Chung Hwa Development Holdings Limited (the "Majority Stockholder"). Accordingly, all necessary corporate approvals in connection with the matter discussed herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the matter before it takes effect. The total number of shares of Common Stock outstanding on February 27, 1998 was 3,312,500.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


    The Company, as authorized by the necessary approvals of the Board of Directors and the Majority Stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the Company's authorized common stock, par value $.01 per share (the "Common Stock"), from 5,000,000 shares to 8,000,000 shares. Specifically, the first sentence of Article FOURTH of the Certificate will be amended to read as follows: "The total number of shares of common stock which this corporation is authorized to issue is eight million (8,000,000) shares, par value $.01 per share." The Amendment is scheduled to take place, on or about
October   , 1998, but no earlier than 20 days from the date this Information
Statement is first sent to the Company's stockholders.


PURPOSE OF THE AMENDMENT


    The Amendment was adopted to facilitate the issuance of 2,250,000 shares of Common Stock to the Majority Stockholder in exchange for the transfer to the Company by the Majority Stockholder of all of the outstanding share capital of Justrite Investments Limited ("Justrite"), pursuant to a Share Exchange Agreement, dated January 23, 1998 (the "Agreement"), by and between the Company and the Majority Stockholder. Prior to the share exchange, as contemplated in the Agreement (the "Exchange"), Justrite was a wholly-owned subsidiary of the Majority Stockholder. Justrite is the parent company of various subsidiaries described herein.


    Justrite is the parent corporation of Leading Edge Packaging Limited (f/k/a Rich City International Packaging Limited) ("LEP-Hong Kong"), the Company's supplier of packaging products which the Company distributes in North America. LEP-Hong Kong distributes its packaging products directly in other parts of the world, including Europe and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in a joint venture in the People's Republic of China. LEP-Hong Kong also has a 50% interest in another joint venture in China. The

Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.


    The Company believes that the Exchange will provide it with direct control over Justrite's management team, subsidiaries and production facilities in China as well as access to a greater market share for the Company's packaging products in Europe and Asia, formerly marketing territories of LEP-Hong Kong. There can be no assurance, however, that the Exchange will produce the anticipated results for the Company. In addition, under a certain Assignment and Distribution Agreement, dated September 23, 1996, by and between the Company and LEP-Hong Kong, the Company would have been required to pay to LEP-Hong Kong a royalty in the amount of $2,000,000 by September 23, 1998. The Exchange will eliminate the royalty requirement specified in the Assignment and Distribution Agreement.


BACKGROUND


    Prior to the Company's initial public offering (the "IPO") on December 5, 1996, LEP-Hong Kong owned all of the Company's outstanding Common Stock. From the IPO until November 3, 1997, LEP-Hong Kong owned 1,875,000 shares of the Company's Common Stock, constituting approximately 57% of the issued and outstanding shares. On November 3, 1997, as part of an internal corporate restructuring, LEP-Hong Kong transferred all of its shares in the Company to the Majority Stockholder, making it the Company's direct, rather than indirect, parent corporation. As a result of the Exchange, the Company will become the 100% owner of Justrite, the indirect 100% owner of Breakspear Limited, LEP-Hong Kong, Smart Investments Limited and Circle Round Limited (wholly-owned subsidiaries of Justrite), the indirect majority owner of one China joint venture and the indirect 50% owner of another. Both Messrs. Lip-Boon Saw and Richard Fung-Gea Wong are directors of Justrite, Breakspear and LEP-Hong Kong.


    The Amendment was approved by the Unanimous Written Consent of the Board of Directors, dated March 9, 1998. The Amendment was also approved by the Written Consent of the Majority Stockholder, also dated March 9, 1998, pursuant to
Section 228 of the Delaware General Corporation Law. Delaware law requires approval of the Amendment by a simple majority of the shares of Common Stock issued and outstanding. The 57% of Common Stock held by the Majority Stockholder constitutes the simple majority required to pass the Amendment.


    The Exchange itself was approved by the Company's Board of Directors and did not require submission to the stockholders under Delaware law. The Company received an exception from the Nasdaq National Market from its stockholder approval requirement with respect to the Exchange.



    The Exchange is being accounted for as a pooling-of-interests. However, financial statements contained elsewhere in this Information Statement are presented separately for each of the Company and Justrite as well as on a pro forma basis giving effect to the Exchange in order to provide a basis for comparison of the two companies. The information contained in this Information Statement should have been provided prior to the closing of the Exchange which occurred on March 13, 1998.


THE SHARE EXCHANGE AGREEMENT


    The Agreement provides that the Company is to acquire all of the outstanding capital stock of Justrite in exchange for the issuance to the Majority Stockholder of 2,250,000 shares of the Common Stock, par value $.01 per share. On June 10, 1998, the Company issued to the Majority Stockholder 1,250,000 shares of the 2,250,000 shares of Common Stock. Aside from the Amendment and the issuance of the remaining 1,000,000 shares to the Majority Stockholder, all other conditions to closing under the Agreement have been satisfied or waived. The Amendment and the issuance of the 1,000,000 shares of Common Stock to the
Majority Stockholder will take place on or about October   , 1998, or 20 days
from the date of mailing of this Information Statement to the Company's stockholders. Prior to the issuance of the shares to the Majority Stockholder, it holds 57% of the outstanding Common Stock. Upon issuance of all of the shares under the Agreement, it will hold 74% of the outstanding Common Stock.

    The Agreement contains certain warranties by the Majority Stockholder with respect to Justrite and the subsidiaries. The Agreement limits the liability of the Majority Stockholder arising under the Agreement to no more than US$13,500,000. The Agreement also provides for the assumption by the Company of any guarantees and letters of undertaking by the Majority Stockholder for the benefit of Justrite or the subsidiaries.


    The 2,250,000 shares of Common Stock issuable to the Majority Stockholder under the Agreement have been valued by the Company and the Majority Stockholder at $6.00 per share, as specified in the Agreement, or US$13,500,000 in the aggregate. The Majority Stockholder undertakes, pursuant to the Agreement, that in the event the audited net asset value of Justrite for the year ended March 31, 1998 as reflected in its audited report and financial statements is less than US$4,500,000, the Majority Stockholder will pay to the Company, on a US-dollar for US-dollar basis, the amount of any shortfall. The US$13,500,000 valuation was reached by negotiations between the parties and takes account of the $4,500,000 net asset value undertaking referred to above, profits generated by Justrite and its subsidiaries in prior years and an adjustment for estimated downtime during the setup of new facilities.



TAX AND ACCOUNTING TREATMENT OF THE EXCHANGE



    The Company's board considered that the Exchange was expected to be tax-free to the Company and its stockholders for federal income tax purposes and has been accounted for under the pooling-of interests method of accounting.



    The foregoing discussion contains forward-looking statements which are inherently subject to risks and uncertainties. See "Management's Discussion and Analysis of Financial Condition and Results of Operation" elsewhere in this Information Statement."

                      COMPARATIVE UNAUDITED PER SHARE DATA



    The following table sets forth selected comparative unaudited per share data for the Company on a historical and pro forma basis, giving effect to the Exchange on a pooling-of-interests basis, and for Justrite on a historical basis. The pro forma comparative unaudited per share data assumes the Exchange had been consummated at the beginning of the periods presented. The information set forth below is based on and derived from the historical financial statements of the Company and of Justrite and the unaudited pro forma consolidated financial information, including the respective notes thereto, appearing elsewhere in this Information Statement. This information should be read in conjunction with such historical financial statements and pro forma financial information and the related notes thereto.



    The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future consolidated financial position, the results of the future operations or the actual results or consolidated financial position of the Company as the parent of Justrite that would have been achieved had the Exchange been consummated as of the dates or for the periods indicated.



                                                                 LEADING EDGE PACKAGING,        JUSTRITE
                                                                          INC.                INVESTMENTS
                                                                -------------------------       LIMITED
                                                                              PRO FORMA    ------------------
                                                                HISTORICAL   CONSOLIDATED      HISTORICAL
                                                                -----------  ------------  ------------------
NET BOOK VALUE PER SHARE:
  December 31, 1997...........................................   $    3.06    $     2.36       $   30,927
  March 31, 1997..............................................        3.91          5.61          166,967

DIVIDENDS DECLARED PER SHARE:
Nine months ended:
  December 31, 1997...........................................      --           142,487          142,487
Year ended:
  March 31, 1997..............................................      --            --               --
  March 31, 1996..............................................      --            --               --
  March 31, 1995..............................................      --            --               --

NET INCOME FROM CONTINUING OPERATIONS PER SHARE:
Nine months ended:
  December 31, 1997...........................................        0.29          0.28            6,446
Year Ended:
  March 31, 1997..............................................        0.89          0.82           17,078
  March 31, 1996..............................................         N/A          2.00           45,013
  March 31, 1995..............................................         N/A          0.97           21,863



    For Justrite, the total number of shares outstanding throughout the respective periods is 100 shares. For the Company, the total number of shares is based on the weighted average common shares outstanding, as follows:



                                                                                   PRO FORMA
                                                                  HISTORICAL      CONSOLIDATED
                                                              ------------------  ------------
March 31, 1995..............................................         N/A            2,250,000
March 31, 1996..............................................         N/A            2,250,000
March 31, 1997..............................................      2,347,603         4,597,603
December 31, 1997...........................................      3,312,500         5,562,500

                            SELECTED FINANCIAL DATA
                          LEADING EDGE PACKAGING, INC.



    The selected financial data set forth below has been derived from the financial statements of the North American Distribution Business (the "N.A. Distribution Business") of LEP-Hong Kong (then known as Rich City International Packaging, Limited) for the years ended March 31, 1994, 1995 and 1996. The Company took over the N.A. Distribution Business as of April 1, 1996. The financial statements of the N.A. Distribution Business for each of the four years ended March 31, 1996 were prepared on a "carved-out" basis as if the N.A. Distribution Business had been operating independently. Assets and liabilities of the N.A. Distribution Business as at March 31, 1996 were not transferred to the Company. The financial statements of the Company for the year ended March 31, 1997 and for the nine months ended December 31, 1997 were prepared on an actual basis as the Company was operating as a separate entity during each of those periods. The selected financial data should be read in conjunction with, and are qualified in their entirety by reference to, the financial statements, the unaudited interim financial information and the unaudited pro forma statements of income, including the respective notes thereto, included elsewhere in this Information Statement. The historical financial data may not be indicative of the Company's future performance as a consolidated company.



    The interim financial data for the year ended March 31, 1993, the nine months ended December 31, 1996 and 1997, and the pro forma statements of income were derived from unaudited financial data which include, in the opinion of management, all adjustments, which are of a normal recurring nature including those to conform with generally accepted accounting principles, necessary to present fairly the data for such periods. Results for the nine months ended December 31, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.



                                                                                                   NINE MONTHS ENDED
                                                                                                      DECEMBER 31,
                                                    FISCAL YEAR ENDED MARCH 31,                --------------------------
                                       ------------------------------------------------------                 PRO FORMA
                                         1993       1994       1995       1996        1997         1997          1997
                                       ---------  ---------  ---------  ---------  ----------  ------------  ------------
                                          (IN THOUSANDS, EXCEPTED SELECTED OPERATING DATA)
INCOME STATEMENT DATA
  Net sales..........................  $   8,768  $  13,725  $   6,311  $  10,987     $12,987  $      9,043  $     16,283
  Gross profit.......................      1,782      4,296      2,289      4,352       4,581         3,194         7,385
  Operating income...................      1,187      3,073      1,482      3,248       3,359         1,519         2,353
  Income before income taxes.........      1,178      3,052      1,473      3,201       3,433         1,521         2,096
  Income taxes.......................     --             33     --         --           1,342           565           555
  Net income.........................      1,178      3,019      1,473      3,201       2,091           956         1,541
  Net income per common share........     --         --         --         --         $  0.89  $       0.29  $       0.28
  Weighted average common shares
    outstanding......................     --         --         --         --       2,347,603     3,312,500     5,562,500

BALANCE SHEET DATA
  Working capital....................  $   1,183  $    (116) $    (220) $    (194)    $ 8,917  $      9,896  $      9,801
  Total assets.......................      2,496      4,559      1,044      1,797      13,916        11,187        26,213
  Total liabilities..................      1,274      4,549      1,044      1,797       4,730         1,045        11,533
  Minority interests.................     --         --         --         --          --           --              1,554
  Stockholders' equity...............      1,222         10     --         --           9,186        10,142        13,126

                          JUSTRITE INVESTMENTS LIMITED



    The selected financial data set forth below has been derived from the financial statements of Justrite for the years ended March 31, 1994, 1995, 1996 and 1997. The financial data for the year ended March 31, 1993 and the nine months ended December 31, 1997 were derived from unaudited financial data which include in the opinion of management, all adjustments, which are of a normal recurring nature necessary to present fairly the data for such periods.



                                                                                                     NINE MONTHS
                                                           FISCAL YEAR ENDED MARCH 31,                  ENDED
                                              -----------------------------------------------------  DECEMBER 31,
                                                1993       1994       1995       1996       1997         1997
                                              ---------  ---------  ---------  ---------  ---------  ------------
                                                                        (IN THOUSANDS)
INCOME STATEMENT DATA
  Net sales.................................  $  12,567  $  19,709  $  16,692  $  21,972  $  19,299   $   14,001
  Gross profit..............................      5,542      7,446      7,038      9,868      6,612        4,251
  Operating income..........................      2,515      4,871      2,139      4,792      1,851        1,267
  Income before income taxes................      2,499      4,832      2,076      4,693      1,694          635
  Income taxes credit (charge)..............       (305)      (414)       110       (192)        14           10
  Net income................................      2,194      4,418      2,186      4,501      1,708          645

BALANCE SHEET DATA
  Working capital...........................  $   3,051  $   5,888  $   6,443  $  11,011  $  13,458   $       16
  Total assets..............................      7,981     18,601     22,516     28,596     32,393       18,650
  Total liabilities.........................      3,903      8,745     10,085     11,664     13,753       13,614
  Minority interests........................        194      1,554      1,943      1,943      1,943        1,943
  Stockholders' equity......................      3,884      8,302     10,488     14,989     16,697        3,093



** Justrite conducts most of its operations in Hong Kong dollars (HK$). Translation of amounts from HK$ into United States dollars (US$) for the convenience of the reader has been made at US$1.00=HK$7.72. The Company makes no representation, nor can it assure investors, that the HK$ amounts could have been, or could be, converted into US$ at that rate on December 31, 1997 or on any other date.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS



    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED ELSEWHERE HEREIN. ALL STATEMENTS, TREND ANALYSIS AND OTHER INFORMATION CONTAINED IN THIS REPORT RELATIVE TO MARKETS FOR THE COMPANY'S PRODUCTS AND TRENDS IN THE COMPANY'S OPERATIONS OR FINANCIAL RESULTS, AS WELL AS OTHER STATEMENTS INCLUDING WORDS SUCH AS "ANTICIPATE", "BELIEVE", "PLAN", "ESTIMATE", "INTEND", AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES.



LEADING EDGE PACKAGING, INC.



    The following discussion and analysis takes account of the financial statements of Leading Edge Packaging, Inc., on a stand-alone basis, prior to giving effect to the Exchange.



RESULTS OF OPERATIONS



COMPARISON OF NINE MONTHS ENDED DECEMBER 31, 1997 TO NINE MONTHS ENDED DECEMBER 31, 1996



    NET SALES decreased approximately $204,000 (2.2%) from approximately $9,247,000 for the nine months ended December 31, 1996 to $9,043,000 for the nine months ended December 31, 1997. This decrease resulted from fewer sales. Certain of the Company's competitors reduced their prices to maintain liquidity in the wake of the Asian economic crisis. Management decided not to react to pressure from customers to compete by lowering the Company's prices without an acceptable profit. The Company intends to gauge the developments in Asia as it considers strategically repricing its products.

    COST OF SALES decreased approximately $432,000 (6.9%) from approximately $6,281,000 during the nine months ended December 31, 1996 to approximately $5,849,000 during the nine months ended December 31, 1997. This decrease is due to the decrease in net sales and the mix of products sold.



    GROSS PROFIT increased approximately $228,000 (7.7%) from approximately $2,966,000 for the nine months ended December 31, 1996 to approximately $3,194,000 for the nine months ended December 31, 1997. This increase resulted from a greater decrease in cost of sales than the decrease in net sales.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased approximately $1,059,000 (171.9%) from approximately $616,000 for the nine months ended December 31, 1996 to approximately $1,675,000 for the nine months ended December 31, 1997. This increase resulted from the impact of the fully realized costs of maintaining the Company's U.S. operations for the full period and higher marketing expenses, the benefit of which may not be realized during the current fiscal year.



    OPERATING INCOME decreased approximately $831,000 (35.4%) from approximately $2,350,000 for the nine months ended December 31, 1996 to approximately $1,519,000 for the nine months ended December 31, 1997. This decrease resulted from lower net sales and higher selling, general and administrative expenses.



    INCOME BEFORE TAXES decreased approximately $842,000 (35.6%) from approximately $2,363,000 for the nine months ended December 31, 1996 to approximately $1,521,000 for the nine months ended December 31, 1997. This decrease resulted from lower operating income.



    PROVISION FOR INCOME TAXES decreased approximately $333,000 (37.1%) from approximately $898,000 for the nine months ended December 31, 1996 to approximately $565,000 for the nine months ended December 31, 1997. This decrease resulted from lower income before taxes.



    NET INCOME, as a result of the above, decreased approximately $509,000 (34.7%) from approximately $1,465,000 for the nine months ended December 31, 1996 to approximately $956,000 for the nine months ended December 31, 1997.



YEAR ENDED MARCH 31, 1997 COMPARED WITH YEAR ENDED MARCH 31, 1996



    NET SALES in fiscal 1997 increased $2 million, or 18.2%, to approximately $13 million from approximately $11 million in fiscal 1996. The bulk of the Company's net sales for the year were conducted in Hong Kong based on FOB prices of Rich City, and net sales based on U.S. delivery which commenced in the middle of January, 1997 were insignificant for the year ($518,785). The Company expects its New York and New Jersey operations to contribute to its sales in the coming Fiscal year. Gross profit increased $228,563 to $4,580,715 in fiscal 1997. The gross profit percentage decreased to 35.3% in fiscal year 1997 from 39.6% in fiscal 1996, due primarily to the mix of product lines sold.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased $117,239, or 10.6%, to $1,221,849 in fiscal 1997 from $1,104,610 in fiscal 1996. As a percentage of net sales, selling, general and administrative expenses decreased to 9.4% in fiscal 1997 from 10% in fiscal 1996. The increase in expenses is primarily related to higher payroll expenses ($271,175), commencing in the third quarter of the year, rental expenses, higher professional fees and other expenses ($226,015).



    As a result of the factors discussed above, income from operations slightly increased 3.4% to $3,358,866 in fiscal 1997 from $3,247,542 in fiscal 1996. As a percentage of net sales, income from operations decreased to 25.9% in fiscal 1997 from 29.6% in fiscal 1996.



    Income taxes of $1.3 million in fiscal 1997 were based upon an annual effective tax rate of 38%, which included state taxes.



YEAR ENDED MARCH 31, 1996 COMPARED WITH YEAR ENDED MARCH 31, 1995



    For fiscal years 1995 and 1996, net sales were $6,310,879 and $10,987,470, respectively. Net sales in fiscal 1996 increased by 74.1% or $4,676,591 from fiscal 1995, as Rich City captured sales from the client base of its former competitor and customer, Jewelpak Corporation, and simultaneously increased orders derived from its other distributor/customers and from new customers. Sales in 1995 were abnormally low because of the cessation of business with Jewelpak.



    In fiscal 1995 and 1996, selling expenses were $263,778 and $451,327, respectively, representing an increase of 71.1%. The change reflected the impact of increased sales in 1996 after the downturn in 1995 resulting from the cessation of business with Jewelpak.



    In fiscal 1995 and 1996, general and administrative expenses were $543,644 and $653,283, respectively, representing an increase of 20.2%. However, for fiscal years 1995 and 1996, general and administrative expenses, as a percentage of net sales, were 8.6% and 5.9%, respectively. The decline in expenses as a percentage of net sales was the result of efficiencies created during the period by LEP-Hong Kong's management.



    In fiscal 1995 and 1996, operating income was $1,481,549 and $3,247,542, respectively, representing an increase of 119.2%. As a percentage of sales, operating income for fiscal 1995 and 1996 was 23.5% and 29.6%, respectively. The increase correlated to increase in sales, although expenses also increased during the period.



LIQUIDITY AND CAPITAL RESOURCES



    The Company's primary sources of working capital are cash flows from operations and borrowing under its credit facilities. During the fiscal year ended March 31, 1997, the Company's operating activities consumed $2.1 million in cash. The uses of funds as stated in the initial public offering prospectus were primarily for the purchase of inventory from LEP-Hong Kong and the set-up of the New Jersey warehouse distribution center and for working capital. As part of working capital, the Company set aside $1.25 million for income taxes due on June 15, 1997. At March 31, 1997, the Company's debt to equity ratio was 2.4%. At March 31, 1997, the Company's debt included $220,906 borrowed against a bankers' acceptances line of credit, which was a self-liquidating loan.



    Management expects that cash flows from operating activities and funds available should be sufficient to support the Company's current business program and seasonal working capital needs for the foreseeable future.



JUSTRITE INVESTMENTS LIMITED



RESULTS OF OPERATIONS



COMPARISON OF NINE MONTHS ENDED DECEMBER 31, 1997 TO NINE MONTHS ENDED DECEMBER 31, 1996



    NET SALES decreased $1,914,872 (12.0%) from $15,916,046 for the nine months ended December 31, 1996 to $14,001,174 for the nine months ended December 31, 1997. This decrease resulted from fewer sales. Certain of the companies competitors reduced their prices to maintain liquidity in the wake of the Asian economic crisis. Management decided not to react to pressure from customers to compete by lowering the Company's prices without an acceptable profit. The Company intends to gauge the developments in Asia before strategically repricing its products.



    COST OF SALES decreased $521,071 (5.1%) from $10,271,653 for the nine months ended December 31, 1996 to $9,750,582 for the nine months ended December 31, 1997. This decrease corresponded to the decrease in net sales.



    GROSS PROFIT decreased $1,393,801 (24.7%) from $5,644,393 for the nine months ended December 31, 1996 to $4,250,592 for the nine months ended December 31, 1997. This decrease resulted from a decrease in net sales and lower gross margins due to the mix of products sold.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased $24,950 (0.8%) from $2,958,305 for the nine months ended December 31, 1996 to $2,983,255 for the nine months ended December 31, 1997. This was due to a marginal increase in expenses.

    In addition, Justrite had a non-recurring expense of $373,928 resulting from the misappropriation of cash by a manager of its China factory. The manager has agreed to re-pay the amount over three years. The company has fully provided for the amount in the financial statements and intends to account for any recoveries on a cash basis. The Company has since reviewed its security system and implemented more stringent control to avoid the recurrence of such a misappropriation.



    OPERATING PROFIT decreased $1,418,751 (52.8%) from $2,686,088 for the nine months ended December 31, 1996 to $1,267,337 for the nine months ended December 31, 1997. This decrease resulted from lower net sales and lower gross margins.



    PROFIT BEFORE TAXATION decreased $1,941,509 (75.3%) from $2,576,434 for the nine months ended December 31, 1996 to $634,925 for the nine months ended December 31, 1997. This decrease resulted from lower operating income.



    TAXATION CREDIT increased $534 (5.8%) from $9,197 for the nine months ended December 31, 1996 to $9,731 for the nine months ended December 31, 1997. This increase resulted from lower operating income coupled with a write-back of an over provision for taxes in previous years.



    PROFIT, as a result of the above, decreased $1,940,976 (75.1%) from $2,585,632 for the nine months ended December 31, 1996 to $644,656 for the nine months ended December 31, 1997.



COMPARISON OF FISCAL YEAR ENDED MARCH 31, 1997 TO FISCAL YEAR ENDED MARCH 31,
1996



    NET SALES decreased $2,672,460 (12.2%) from $21,971,568 in fiscal 1996 to
$19,299,108 in fiscal 1997. This decrease resulted from fewer sales.



    COST OF SALES increased $584,003 (4.8%) from $12,103,245 in fiscal 1996 to $12,687,248 in fiscal 1997. This increase is due to the mix of products sold.



    GROSS PROFIT decreased $3,256,463 (33%) from $9,868,323 in fiscal 1996 to $6,611,860 in fiscal 1997. This decrease resulted from a decrease in net sales and the corresponding increase in cost of sales.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES decreased $315,982 (6.2%) from $5,076,738 in fiscal 1996 to $4,760,756 in fiscal 1997. This decrease resulted from tighter management control in general and administrative expenses.



    OPERATING PROFIT decreased $2,940,480 (61.4%) from $4,791,584 in fiscal 1996 to $1,851,104 in fiscal 1997. This decrease resulted from lower net sales and higher cost of sales, offset partly by lower selling, general and administrative expenses.



    PROFIT BEFORE TAXATION decreased $2,998,765 (63.9%) from $4,692,959 in fiscal 1996 to $1,694,194 in fiscal 1997. This decrease resulted from lower operating income.



    TAXATION decreased $205,253 (107.1%) from a $191,657 charge in fiscal 1996 to a $13,596 credit in fiscal 1997. This decrease resulted from lower operating income coupled with a write-back of an over provision for taxes in previous years.



    PROFIT FOR THE YEAR, as a result of the above, decreased $2,793,512 (62.1%) from $4,501,302 in fiscal 1996 to $1,707,790 in fiscal 1997.



COMPARISON OF FISCAL YEAR ENDED MARCH 31, 1996 TO FISCAL YEAR ENDED MARCH 31,
1995



    NET SALES increased $5,279,421 (31.6%) from $16,692,147 in fiscal 1995 to
$21,971,568 in fiscal 1996. This increase resulted from higher sales.



    COST OF SALES increased $2,448,756 (25.4%) from $9,654,489 in fiscal 1995 to $12,103,245 in fiscal 1996. This increase corresponded to the increase in net sales.



    GROSS PROFIT increased $2,830,666 (40.2%) from $7,037,657 in fiscal 1995 to $9,868,323 in fiscal 1996. This increase resulted from higher net sales with corresponding higher cost of sales.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased $177,976 (3.6%) from $4,898,763 in fiscal 1995 to $5,076,739 in fiscal 1996. This increase resulted from additional marketing expenses.

    OPERATING PROFIT increased $2,652,689 (124%) from $2,138,895 in fiscal 1995 to $4,791,584 in fiscal 1996. This increase was the result of higher net sales with a corresponding higher cost of sales.



    PROFIT BEFORE TAXATION increased $2,616,714 (126%) from a $2,076,245 credit in fiscal 1995 to $4,692,959 in fiscal 1996. This increase resulted from higher operating income.



    TAXATION increased $301,753 (274.1%) from a $110,096 credit in fiscal 1995 to a charge of $191,657 in fiscal 1996. This increase resulted from under provision for taxes for previous years.



    NET INCOME, as a result of the above, increased $2,314,960 (105.9%) from $2,186,342 in fiscal 1995 to $4,501,302 in fiscal 1996.



LIQUIDITY AND CAPITAL RESOURCES



    Justrite's primary sources of working capital are cash flows from operations and borrowing under its credit facilities. Justrite had working capital of approximately $13,458,000 at fiscal year end 1997 and $16,000 at December 31, 1997. During fiscal 1997 the Company's operating activities provided $1,543,896 in net cash. The Company's debt to equity ratio at March 31, 1997 was 12%. At March 31, 1997, the Company's debt included $1,520,659 in short-term borrowing, including loans and overdrafts with various banks. The Company's debt also included long-term debt of $537,093 in fiscal 1997. The combined credit facilities available and used by the Company as at March 31, 1997 were $7,099,194 (available) and $2,742,247 (used), respectively.



    Management expects that cash flows from operating activities and funds available should be sufficient to support the Company's current business program and seasonal working capital needs for the foreseeable future.



SEASONALITY



    The Company's business depends on the buying seasons of the luxury goods which use its packaging products, with a significant portion of its sales and most of its income generated during the second and third fiscal quarters ending March 31. The Company has historically experienced lower net sales in each of its first and fourth quarters. Until the full business impact of New Jersey warehouse distribution center and light assembly facility, the Company expects this trend to continue in the fiscal year 1998. A variety of other factors may also affect the revenue results of the Company, including U.S. and international economic conditions, the retail sales environment and the Company's ability to otherwise execute its business and marketing strategy.



MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS



    The Company's Common Stock is traded on the Nasdaq National Market.



    The range of the high and low sales prices per share of the Company's Common Stock during the last fiscal year, as reported by Nasdaq, is set forth below:



                                                                                 HIGH        LOW
                                                                               ---------  ---------
Fiscal 1997
  3rd Quarter................................................................          7          6.25
  4th Quarter................................................................          7          5

Fiscal 1998
  1st Quarter................................................................          6.5         5.125
  2nd Quarter................................................................          6 438         5
  3rd Quarter................................................................          6 438         6.25
  4th Quarter................................................................          6 875         5.25



    As of June 18, 1998, there were approximately 363 holders of record of the Company's Common Stock.

    The Company has never paid cash dividends on its Common Stock. Payment of dividends, if any, will be within the discretion of the Company's Board of Directors and will depend, among other factors, on earnings, capital requirements and the operating and financial condition of the Company. At the present time, the Company's anticipated capital requirements are such that it intends to follow a policy of retaining earnings, if any, in order to finance the development of its business.



    The Company first announced its intent to enter into the Agreement in a press release on December 9, 1997. The high and low sale prices for the Company's Common Stock on December 8, 1997 were 5 3/4 and 5 1/4, respectively.



BUSINESS OF JUSTRITE AND THE SUBSIDIARIES



GENERAL



    The following is a summary description of each of Justrite and its subsidiaries. A table of corporate information for each of them appears as Appendix I to this Information Statement. Audited Financial Statements for Justrite and the subsidiaries, for each of the three years ended March 31, 1997, as well as unaudited financial statements for the nine months ended December 31, 1997, appear elsewhere in this Information Statement.


JUSTRITE

    Justrite is an investment holding company for its operating subsidiaries which are engaged in the manufacture and distribution of packaging products. Justrite is incorporated in the British Virgin Islands and has its headquarters in Hong Kong. Prior to the share exchange, 100% of the outstanding share capital of Justrite was held by the Majority Stockholder and is being transferred to the Company in the share exchange.

LEP-HONG KONG

    LEP-Hong Kong is the primary operating subsidiary of Justrite. LEP-Hong Kong is a Hong Kong registered company. Of the 2,000,000 shares of LEP-Hong Kong outstanding, 1,999,999 are held by Justrite, and one share is held by a third party. LEP-Hong Kong coordinates the distribution of packaging products produced by Justrite's other subsidiaries to its customers throughout Europe, Asia and, through the Company, to North America. LEP-Hong Kong has a sales force in Hong Kong to deal directly with its Asian and European customers. The packaging products distributed by LEP-Hong Kong are essentially the same types of products distributed by the Company in North America. LEP-Hong Kong owns a 50% interest in Circle Round Limited and Dongguan Shilong Wah Rich Packaging.

BREAKSPEAR LIMITED

    Breakspear Limited is a wholly-owned subsidiary of Justrite. It is incorporated in the British Virgin Islands. Breakspear serves as a holding company for a 60% interest in Dongguan Walford Ornaments Packaging Limited, a manufacturing joint venture in China. Breakspear also performs administrative services in connection with the distribution of the packaging products. It serves as the contractual management company for the factories in China. It purchases all of the products from the China joint ventures and sells them to LEP-Hong Kong. For tax planning purposes, it retains most of the profits from these sales.

CIRCLE ROUND LIMITED

    Circle Round Limited is a 50% owned subsidiary of LEP-Hong Kong. It is a property holding company and holds title to the office/showroom/warehouse premises in Hong Kong, which are used by LEP-Hong Kong.


    The address and telephone number for Justrite and each of the above listed subsidiaries is 402-3, Join-in Hang Sing Centre, 71-75 Container Port Road, Kwai Chung, N.T., Hong Kong, (852) 2419-1818.

CHINA JOINT VENTURES

    Dongguan Shilong Wah Rich Packaging Limited ("Dongguan Shilong") is a manufacturing joint venture in China which is 50% owned by LEP-Hong Kong and 50% owned by a China party, Dongguan City Shek Long Wah Nam Enterprises Company. This is one of two joint ventures involved in the manufacture of packaging products for distribution by the other subsidiaries. Dongguan Shilong operates pursuant to a management agreement between Breakspear Limited and the China party. Under the management agreement, Breakspear Limited is responsible for all of the assets and liabilities of the joint venture and is entitled to all of the net profits from its operations after the payment of a fixed amount as a management fee to the China party each year. LEP-Hong Kong leases property from the China party for use by the joint venture. Although the actual production of the packaging products has been transferred from Dongguan Shilong to Dongguan Walford, this entity is maintained in existence for tax planning purposes.

    Dongguan Walford Ornaments Packaging Company Limited ("Dongguan Walford") is the primary manufacturing joint venture in China, which is 60% owned by Breakspear and 40% owned by Dongguan City Shek Long Wah Nam Enterprises Company. Breakspear has a management agreement and profit sharing arrangement with the China party similar to that of Dongguan Shilong. Dongguan Walford has assumed the actual production of the packaging products from Dongguan Shilong.

    Both of the joint ventures are managed by Breakspear Limited. They produce packaging products exclusively for Breakspear Limited and are prohibited from selling to third parties. The two factories in which the products are manufactured are approximately 450,000 square feet in the aggregate and employ between 2,850 and 3,100 workers, depending upon worker turnover, production demands and the local employment market. The two factories are under one management team. All workers in both factories are employed by Dongguan Walford.


    The address and telephone number for the China Joint Ventures is Block 2, Da Zhou Industrial District, Shilong Town, Dongguan, Guangdong Province, Peoples Republic of China. (86) 769-6623006



MANUFACTURING AND DISTRIBUTION



    The packaging products manufactured by Dongguan Walford are primarily marketed internationally by the Company in North America and by LEP-Hong Kong in the global market other than North America. All sales are made on F.O.B. Hong Kong terms or C.I.F. customers' ports with the exception of the North American market, where sales are made locally and delivered to the buyers in the respective states. The Company maintains inventories in its New Jersey distribution center for sales to the North American market.



    The marketing of the products is conducted by two marketing and sales teams, one based in the United States under the Company to cover the North American market and one based in Hong Kong under LEP-Hong Kong to cover the global market excluding North America.



    The Company and LEP-Hong Kong each place advertisements in various trade magazines in the United States, Europe and Hong Kong. The companies also participate in trade shows in Europe and Hong Kong and are considering participation in various North American trade shows. The companies' fully integrated manufacturing facilities and distribution system enable them to cater to the different needs of their customers. The group works closely with its customers to provide new packaging designs and ideas on a regular basis.



    The raw materials for the packaging products are mainly imported from the United States, Korea, Japan, Europe and Asia. The group has access to alternative sources for each of the materials used. For example, styrene, velour and ecosuede can each be sourced from either the United States, Europe or Taiwan, and plastic resins can be sourced from either Taiwan, Thailand or Japan. Steel can be sourced from Korea, Japan or China. The group has never experienced a shortage of materials for its manufacturing operations because of the availability of alternative sources of materials.

EMPLOYEES



    Justrite has approximately 3,000 employees, including 10 employees at the management level, nine marketing and sales personnel, 136 administrative, accounting and supervisory employees and approximately 2,800 workers who make and distribute the packaging products.



COMPETITION



    The packaging products industry is highly competitive. The Company is aware of approximately 10 competitors in North America and approximately 20 competitors in Asia which directly compete with its products. There are numerous distributors in the packaging products industry which are not also manufacturers.



LEGAL PROCEEDINGS



    In February 1998, LEP-Hong Kong received a writ seeking injunctive relief filed by Cartier International B.V. The writ did not specify the amount of damages sought. LEP-Hong Kong produced jewelry boxes for a customer who confirmed in writing that it was an authorized dealer of Cartier from 1994 to 1996. Cartier has since determined that the customer was unauthorized to distribute Cartier products. Since 1996, the Company has ceased doing business with this customer and, at present, does not make or distribute packaging products to any customer using the Cartier name. LEP-Hong Kong has given an undertaking to Cartier that it is no longer producing such packaging products and that all films/bromides were returned to the then-customer in 1996. Cartier has demanded a permanent injunction and an accounting of profits made on the transactions using its name. The Company maintains that it actually incurred a loss on these products.



    A writ was filed by U-Freight Limited, a forwarding company, against LEP-Hong Kong for unpaid bills in the amount of $24,333 plus interests and costs arising out of the shipment of goods to the United States last year. LEP-Hong Kong has filed a counterclaim alleging damages from loss of business due to U-Freight's breach of contract. U-Freight has not yet submitted a defense to LEP-Hong Kong's counterclaim.



    LEP-Hong Kong has issued a writ against Lansa Diffusion SARL, Lansa S.A. (the parent company) and Mr. and Mrs. Brentini, its directors/shareholders, seeking damages of $759,469. LEP-Hong Kong has applied for leave to serve the writ outside of the Hong Kong jurisdiction and it is expected to be served shortly. The Company believes that Lansa Diffusion SARL has filed a proceeding to wind up its business in France. The Company is preparing to file a claim in the proceeding in France. The claim against Mr. and Mrs. Bremini is based on a guaranty of the amount owed by Lansa Diffusion.



DEVELOPMENT OF THE BUSINESS OF JUSTRITE



    The business of Justrite began in 1983 as an independent family-owned business under the name of Rich City Trading, which sold plastic jewelry cases. Rich City Trading established the China manufacturing operation in early 1986, producing bags and pouches out of flock velvet and artificial suede and leather. Over the next several years, Rich City Trading expanded the variety of items which it manufactured and distributed. In early 1991, all of the business of Rich City Trading was transferred to an entity known as Rich City International, which in a later restructuring became LEP-Hong Kong. Justrite was established as a limited company in the British Virgin Islands on March 2, 1993, to serve as an intermediary holding company of all of the shares of the other subsidiaries and to be wholly-owned by Chung Hwa.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES



    Justrite is engaged in one business segment which is the manufacture, sale and distribution of packaging products. An analysis of sales by geographic destination for the relevant years follows:



                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
                                                                                         (IN THOUSANDS)
Net sales:
    North America............................................................  $   12,987  $   10,712  $    6,376
    Europe...................................................................       5,908       4,836       4,521
    Asia and others..........................................................       4,985       6,424       5,795
                                                                               ----------  ----------  ----------
                                                                                   23,880      21,972      16,692
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------



    The following are the Company's operating data by geographic area:



                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
Net sales:
    North America............................................................  $   12,987  $   10,712  $    6,376
    Hong Kong and other parts of China.......................................      10,893      11,260      10,316
                                                                               ----------  ----------  ----------
                                                                                   23,880      21,972      16,692
                                                                               ----------  ----------  ----------

Operating income:
    North America............................................................       3,359      --          --
    Hong Kong and other parts of China.......................................       1,802       4,792       2,076
                                                                               ----------  ----------  ----------
                                                                                    5,161       4,792       2,076
                                                                               ----------  ----------  ----------

Assets at end of year:
    North America............................................................      13,867      --          --
    Hong Kong and other parts of China.......................................      29,740      28,597      10,488
                                                                               ----------  ----------  ----------
                                                                                   43,607      28,597      10,488
                                                                               ----------  ----------  ----------



BUSINESS OF THE COMPANY



    Leading Edge Packaging, Inc. manufactures, sells and distributes, in North America (and with the addition of Justrite, Europe, Asia and the Middle East), packaging products used primarily in the sale of luxury consumer goods. Its packaging products include metal and plastic cases, optical cases, pouches and bags, and paper gift boxes. The Company also sells display units for retail merchandising of jewelry, watches, eyeglasses, pens, cosmetics and gold coins (the packaging products and display units are collectively referred to herein as "Packaging Products"). The Company's customers are mainly wholesalers and distributors of Packaging Products and consumer product manufacturers. Leading Edge purchases substantially all of its inventory from LEP-Hong Kong.



    As part of its marketing strategy, the Company's goal is to consolidate the process by which high-end packaging products are distributed in North America and, through Justrite and its subsidiaries, Europe, Asia and the Middle East. The Company intends to accomplish this by purchasing and customizing high quality Packaging Products from the Company's low-cost Asian producer subsidiaries and distributing the products in North America and, through its distribution subsidiaries, in Europe, Asia and the Middle East.



    To effect this strategy, in North America, the Company leases a 2,000 square-foot office and showroom in the Empire State Building in New York City, and a 65,000 square-foot warehouse and distribution center in Raritan Center, Edison, New Jersey, for the Company's warehousing, customization and distribution operations. The Company believes that its warehousing and customizing capabilities located in the United States, coupled with its Asian low-cost manufacturing facilities supply, give it an advantage over its competitors in the North American market by enabling the Company to fill orders and customize products on a "just in time" basis. The Company's manufacturing facilities of supply allow it to capitalize on lower production cost obtainable overseas, while maintaining the high quality of its products.



    The Company follows industry practice regarding its general working capital. The company maintains an inventory of finished goods in its New Jersey warehouse of between $2,000,000 and $3,000,000 to cover an adequate inventory level for the respective packaging products it intends to distribute to the retail market. This will be adjusted upwards or downwards and the composition revised in accordance with market demand. Its inventory level of raw materials and components will be kept at a minimum of $6M and will increase as its turnover increases with management's objective to keep a 3-4 times turnaround on its inventory. The company maintains trade terms in line with the industry and sells on COD terms, letter-of-credit terms and 30-90 days credit terms based on the financial standing and history of each customer. Where the Company is promoting a certain category of packaging products or when it is promoting the sale of a certain type of material, the company will consider extended payment terms on a case by case basis.



    In addition to the subsidiaries of Justrite, the Company has three wholly-owned subsidiaries in the United States, each of which is incorporated in Delaware. These are LEP Products, Inc., LEP Marketing & Sales, Inc. and LEP Distributors, Inc. To-date, neither LEP Marketing & Sales, Inc. nor LEP Distributors, Inc. has commenced operations. LEP Products, Inc. is engaged in the sale and distribution of watches and plastic gift bags and is the exclusive distributor of Hang Ten brand watches in the United States.



COMPETITION



    The Company is aware of 20 substantial foreign-based manufacturers and of ten North American distributors whose products are in direct competition with various of its Packaging Products. The cost of manufacturing Packaging Products in North America and Europe is relatively high, causing manufacturers to seek out overseas suppliers to fill their orders.



    The Company believes that it will be able to compete by having the flexibility to respond quickly to orders and catering to changes in customers' design specifications; by endeavoring to offer a wider range of products than its competitors; and by capitalizing on lower production costs obtainable in Asia, while maintaining the high quality of its products. The Company believes it can offer its North American customers a quick response time on short orders because of its customization facilities in the United States.



    There is substantial competition in the Packaging Products industry. The Company competes with distributors and manufacturers of Packaging Products based in the U.S. and overseas. Many of the Company's competitors have name recognition in the market and longer operating histories and in many cases are substantially larger and better financed than the Company. Such competitors may use their economic strength to influence the market to continue to buy their existing or newly developed products. New competitors may arise and may market products which compete with the Company's products. The Company believes that several companies currently distribute products in North America in direct competition with the Company's Packaging Products, including International Packaging Inc., Gem Case Inc., Fuller Corporation, Rocket Jewelry Box Inc., Noble Inc., Jewel Case Factory, Unique Packaging Inc. and Gunther Mele Inc. Some of the Company's current customers presently, or at some future point may, compete with the Company.



SIGNIFICANT CUSTOMERS



    Two customers, Rocket Jewelry Box Inc. and Talbot's (Birmingham) Limited, each accounted for 10% of the Company's revenues (on a combined basis with Justrite) for the year ended March 31, 1998. For the year ended March 31, 1997, two customers, Rocket Jewelry Box Inc. and Astucci US Inc., accounted for 20.7% and 17.8% of the Company's revenues on a stand-alone basis.

GOVERNMENT REGULATION: IMPORT/EXPORT



    The Peoples Republic of China ("PRC") currently enjoys Most-Favored Nation ("MFN") status granted by the United States, which results in imports into the United States from the PRC being subject to the lowest applicable tariffs. The United States annually reconsiders the renewal of MFN trading status for the PRC. There can be no assurance, however, that the PRC's MFN status will be renewed in future years. The Company believes that the non-renewal of MFN trading status would adversely affect the pricing of any inventory of the Company consisting of products manufactured within the PRC. Failure by the United States to renew the PRC's MFN status, could cause an increase in the cost to import Packaging Products from the PRC and Hong Kong to the United States.



    At current rates an import duty of between 5% and 20% will be payable by the Company on the import price of metal and plastic cases imported into the U.S. and Canada. For the year ended March 31, 1996, metal cases accounted for approximately 29.2% of total exports of LEP-Hong Kong to North America; plastic cases accounted for approximately 38.2%. If the PRC were to lose MFN status, then the Company's products may be subject to higher tariffs and import duties in the U.S. Although it is not possible to quantify the potential impact of higher tariffs and duties, the Company believes that, due to the comparatively low cost of production in the PRC, it would be able to withstand an increase in tariffs while still being able to compete profitably in the U.S. market.



EMPLOYEES



    As of March 31, 1998, the Company (exclusive of Justrite and the subsidiaries) employed approximately 23 employees. The Company has five management level employees, four marketing and sales personnel, seven accounting, administrative and supervisory personnel and seven light assembly and distribution workers.



PROPERTIES



    LEASES



    The Company leases a 2,000 square-foot space for its offices and showroom in the Empire State Building, 350 Fifth Avenue, Suite 3922, New York, New York for a five-year period commencing July 1, 1996 at an annual rent of $42,096. The Company also leases for the warehousing and customization of its products a 65,000 square-foot facility in Raritan, New Jersey, for a period a five years commencing November 1, 1996, at an annual rent of $179,963 plus 30% of certain common charges for the building in which the facility is located.



LEGAL PROCEEDINGS



    The Company has filed a complaint against Boxco Ltd. for non-payment of invoices for goods sold in the amount of $97,666 plus interest and consequential damages. The Company has not made any provision for non-recoverability of this debt in its financial statements.



                                 OTHER MATTERS



    Certain holders of record of the Common Stock (such as brokers, custodians and nominees) are being requested to distribute copies of this Information Statement to beneficial holders of the Common Stock. Such holders will be reimbursed for expenses they incur in so doing and will be compensated.



September   , 1998

                                                                      APPENDIX I

    Details of Justrite and its subsidiaries as at March 31, 1998 are as follows:


                             PLACE OF               ISSUED AND FULLY       ATTRIBUTABLE EQUITY
                             INCORPORATION/         PAID ORDINARY             INTEREST HELD
                             REGISTRATION           SHARE CAPITAL/            BY THE COMPANY
NAME                         AND OPERATION          REGISTERED CAPITAL     DIRECTLY   INDIRECTLY PRINCIPAL ACTIVITIES
---------------------------  ---------------------  ---------------------  ---------  ---------  ---------------------------
Justrite Investments         British Virgin         US$100                 100%       --         Investment holding
 Limited                      Islands

Leading Edge Packaging       Hong Kong              HK$2,000,000           --         100%       Sale and distribution of
 Limited (f/k/a Rich City                                                                         packaging products
 Internatinal Packaging
 Limited)

Breakspear Limited           British Virgin         US$1                   --         100%       Investment holding and
                              Islands                                                             provision of group
                                                                                                  services

Smart Investments Limited    Hong Kong              HK$2                   --         100%       Property holding

Circle Round Limited         Hong Kong              HK$2                   --         100%       Property holding

Dongguan Shilong Wah Rich    People's Republic of   RMB1,410,000           --         50%        Manufacture and sale of
 Packaging Limited            China                  registered capital                           packaging products

Dongguan Walford Ornaments   People's Republic of   HK$26,250,000          --         60%        Manufacture and sale of
 Packaging Company Limited    China                  registered capital                           packaging products

                         INDEX TO FINANCIAL STATEMENTS



LEADING EDGE PACKAGING, INC.
Report of independent auditors.................................................         F-2
Balance sheets of Rich City International Packaging Limited - North American
  Distribution Business as of March 31, 1996 and of Leading Edge Packaging,
  Inc. as of March 31, 1997....................................................         F-3
Statements of income of Rich City International Packaging Limited - North
  American Distribution Business for the years ended March 31, 1995 and 1996
  and of Leading Edge Packaging, Inc. for the year ended March 31, 1997........         F-4
Statements of Equity of Rich City International Packaging Limited - North
  American Distribution Business for the years ended March 31, 1995 and 1996
  and of Leading Edge Packaging, Inc. for the year ended March 31, 1997........         F-5
Statements of Cash Flows of Rich City International Packaging Limited - North
  American Distribution Business for the years ended March 31, 1995 and 1996
  and of Leading Edge Packaging, Inc. for the year ended March 31, 1997........         F-6

Notes to the financial statements..............................................  F-7 - F-17
Unaudited balance sheet as of December 31, 1996 and December 31, 1997..........        F-18
Unaudited statements of income for the nine months ended December 31, 1996 and
  December 31, 1997............................................................        F-19
Unaudited statements of cash flows for the nine months ended December 31, 1996
  and December 31, 1997........................................................        F-20
Notes to unaudited financial statements........................................        F-21

JUSTRITE INVESTMENTS LIMITED
Auditors' report...............................................................        F-22
Consolidated profit and loss accounts for the years ended March 31, 1995, 1996 and 1997 and for the nine months ended December 31, 1996 (unaudited) and 1997
  (unaudited)..................................................................        F-23
Consolidated balance sheets as at March 31, 1995, 1996 and 1997 and December
  31, 1996 (unaudited) and 1997 (unaudited)....................................        F-24
Consolidated cash flow statements for the years ended March 31, 1995, 1996 and
  1997 and for the nine months ended December 31, 1996 (unaudited) and 1997
  (unaudited)..................................................................        F-25
Notes to financial statements..................................................        F-26

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR LEADING EDGE
  PACKAGING, INC.
Introduction to unaudited pro forma financial information......................        F-38
Unaudited pro forma consolidated statements of income for the years ended
  March 31, 1995 and 1996......................................................        F-39
Unaudited pro forma consolidated statement of income for the year ended
  March 31, 1997...............................................................        F-40
Unaudited pro forma interim consolidated statement of income for the nine
  months ended December 31, 1996...............................................        F-41
Unaudited pro forma interim consolidated statement of income for the nine
  months ended December 31, 1997...............................................        F-42
Unaudited pro forma interim consolidated balance sheet at December 31, 1997....        F-43
Notes to unaudited pro forma consolidated financial statements.................        F-44

                         REPORT OF INDEPENDENT AUDITORS



The Shareholders and The Board of Directors
Leading Edge Packaging, Inc.



    We have audited the accompanying balance sheet of Rich City International Packaging Limited ("Rich City")'s North American Distribution Business ("N.A. Distribution Business") as of March 31, 1996 and of Leading Edge Packaging, Inc. (the "Company") as of March 31, 1997 and the related statements of income, equity and cash flows of Rich City's N.A. Distribution Business for each of the two years in the period ended March 31, 1996 and of the Company for the year ended March 31, 1997. The Company was formed on December 15, 1995 and is the successor to Rich City's N.A. Distribution Business. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.



    The accompanying financial statements of the N.A. Distribution Business have been prepared from the separate records maintained by it and may not necessarily be indicative of the condition that would have existed or the results of operations if the N.A. Distribution Business had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from head office items applicable to Rich City as a whole.



    In our opinion, such financial statements present fairly, in all material respects, the financial position of Rich City's N.A. Distribution Business as of March 31, 1996 and the Company as of March 31, 1997 and the results of the operations and cash flows of Rich City's N.A. Distribution Business for each of two years in the period ended March 31, 1996 and of the Company for the year ended March 31, 1997 in conformity with accounting principles generally accepted in the United States of America.



Deloitte Touche Tohmatsu
Hong Kong
May 27, 1997

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                                 BALANCE SHEETS



                                                                                    RICH CITY'S
                                                                                        N.A.
                                                                                    DISTRIBUTION
                                                                                      BUSINESS      LEADING EDGE
                                                                                   MARCH 31, 1996  MARCH 31, 1997
                                                                                    CARVED OUT*        ACTUAL
                                                                                   --------------  --------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................   $     35,002    $  4,734,139
  Accounts receivable, net of allowance for doubtful accounts--
    1996, $5,944; 1997, $Nil.....................................................        192,199       4,749,130
  Bills receivable (Note 5)......................................................        169,516       1,245,449
  Inventories (Note 6)...........................................................        --              748,524
  Advances to head office (Note 7)...............................................      1,151,836         --
  Deposits paid to holding company (Note 8)......................................        --            2,111,506
  Prepaid expenses and other current assets......................................         54,832          53,366
                                                                                   --------------  --------------
    Total current assets.........................................................   $  1,603,385    $ 13,642,114
  Property, plant and equipment, net of accumulated depreciation-- 1996, $56,978;
    1997, $22,490 (Note 9).......................................................        193,295         273,734
                                                                                   --------------  --------------
    Total assets.................................................................   $  1,796,680    $ 13,915,848
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                  LIABILITIES AND DIVISION/SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable to a related party/holding company (Note 15a).................   $  1,655,308    $  2,995,690
  Bills payable (Note 5).........................................................        --              220,906
  Accrued liabilities............................................................        141,372         165,274
  Capital lease obligations (Note 10)............................................        --                1,057
  Income taxes payable (Note 11).................................................        --            1,342,224
                                                                                   --------------  --------------
    Total current liabilities....................................................      1,796,680       4,725,151
                                                                                   --------------  --------------
Long term liabilities:
  Capital lease obligations (Note 10)............................................        --                4,789
                                                                                   --------------  --------------
    Total long term liabilities..................................................        --                4,789
                                                                                   --------------  --------------
Commitments and contingencies (Note 17)
Division/shareholders' equity:
  Preferred stock, $0.01 par value
  --authorized 5,000,000 shares, no shares issued or outstanding.................        --              --
  Common stock, 1997, $0.01 par value
  --authorized 5,000,000 shares, issued and outstanding 3,312,500 shares.........        --               33,125
  Additional paid-in capital.....................................................        --            7,061,700
  Retained earnings..............................................................        --            2,091,083
                                                                                   --------------  --------------
    Total division/shareholders' equity..........................................        --            9,185,908
                                                                                   --------------  --------------
    Total liabilities and division/shareholders' equity..........................   $  1,796,680    $ 13,915,848
                                                                                   --------------  --------------
                                                                                   --------------  --------------



                 See accompanying notes to financial statements



* Assets and liabilities of the N.A. Distribution Business as at March 31, 1996 were not transferred to Leading Edge.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                              STATEMENTS OF INCOME



                                                                            RICH CITY'S N.A.
                                                                          DISTRIBUTION BUSINESS
                                                                          YEAR ENDED MARCH 31,      LEADING EDGE
                                                                       ---------------------------   YEAR ENDED
                                                                           1995          1996       MARCH 31,1997
                                                                        CARVED OUT    CARVED OUT       ACTUAL
                                                                       ------------  -------------  -------------
Net sales............................................................  $  6,310,879  $  10,987,470   $12,987,263
Cost of sales from a related party/holding company...................     4,021,908      6,635,318     8,406,548
                                                                       ------------  -------------  -------------
Gross profit.........................................................     2,288,971      4,352,152     4,580,715
                                                                       ------------  -------------  -------------
Selling expenses.....................................................       263,778        451,327       412,919
General and administrative expenses..................................       543,644        653,283       808,930
                                                                       ------------  -------------  -------------
Selling, general and administrative expenses.........................       807,422      1,104,610     1,221,849
                                                                       ------------  -------------  -------------
Operating income.....................................................     1,481,549      3,247,542     3,358,866
Interest expense.....................................................       (65,057)       (53,961)       (7,165)
Other income.........................................................        56,416          7,014        81,606
                                                                       ------------  -------------  -------------
Income before income taxes...........................................     1,472,908      3,200,595     3,433,307
Income taxes (Note 11)...............................................       --            --           1,342,224
                                                                       ------------  -------------  -------------
Net income...........................................................  $  1,472,908  $   3,200,595   $ 2,091,083
                                                                       ------------  -------------  -------------
Net income per share (Note 14).......................................      N/A            N/A        $      0.89
                                                                       ------------  -------------  -------------



                 See accompanying notes to financial statements

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                              STATEMENTS OF EQUITY



                                                                                                        TOTAL
                                                    COMMON STOCK        ADDITIONAL                    DIVISION/
                                                ---------------------    PAID-IN       RETAINED     SHAREHOLDERS'
                                                  SHARE      AMOUNT      CAPITAL       EARNINGS        EQUITY
                                                ----------  ---------  ------------  -------------  -------------
Rick City's N.A. Distribution Business:
Balance as of April 1, 1994...................      --      $  --      $    --       $       9,799  $       9,799
Net income....................................      --         --           --           1,472,908      1,472,908
Distribution to Head Office...................      --         --           --          (1,482,707)    (1,482,707)
                                                ----------  ---------  ------------  -------------  -------------
Balance as of March 31, 1995..................      --         --           --            --             --
Net income....................................      --         --           --           3,200,595      3,200,595
Distribution to Head Office...................      --         --           --          (3,200,595)    (3,200,595)
                                                ----------  ---------  ------------  -------------  -------------
Balance as of March 31, 1996..................      --      $  --      $    --       $    --        $    --
                                                ----------  ---------  ------------  -------------  -------------
Leading Edge:
Balance as of April 1, 1996 (note 12).........   1,875,000  $  18,750  $    --       $    --        $      18,750
Contribution by Rich City of part of accounts
  payable to Rich City........................      --         --           481,250       --              481,250
Issuance of common stock......................   1,437,500     14,375     6,580,450       --            6,594,825
Net income....................................      --         --           --           2,091,083      2,091,083
                                                ----------  ---------  ------------  -------------  -------------
Balance as of March 31, 1997..................   3,312,500  $  33,125  $  7,061,700  $   2,091,083  $   9,185,908
                                                ----------  ---------  ------------  -------------  -------------
                                                ----------  ---------  ------------  -------------  -------------



                 See accompanying notes to financial statements

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                            STATEMENTS OF CASH FLOWS



                                                                            RICH CITY'S N.A.
                                                                         DISTRIBUTION BUSINESS
                                                                          YEAR ENDED MARCH 31,      LEADING EDGE
                                                                      ----------------------------   YEAR ENDED
                                                                          1995           1996       MARCH 31,1997
                                                                       CARVED OUT     CARVED OUT       ACTUAL
                                                                      -------------  -------------  -------------
Cash flows from operating activities:
  Net income........................................................  $   1,472,908  $   3,200,595   $ 2,091,083
  Adjustments to reconcile net income to net cash provided by (used
    in) operating activities:
    Depreciation....................................................         26,690         31,328        22,490
    Loss on sale of property, plant and equipment...................         16,937       --             --
    Changes in operating assets and liabilities:
      Accounts receivable...........................................      3,450,600        (29,877)   (4,749,130)
      Bills receivable..............................................       (354,748)       185,232    (1,245,449)
      Inventories...................................................       --             --            (748,524)
      Deposits paid to holding company..............................       --             --          (2,111,506)
      Prepaid expenses and other current assets.....................         30,068        (38,109)      (53,366)
      Accounts payable to a related party/holding company...........       (768,623)     1,054,181     2,995,690
      Bills payable.................................................       --             --             220,906
      Accrued liabilities...........................................          4,193         60,738       165,274
      Income taxes payable..........................................        (33,043)      --           1,342,224
                                                                      -------------  -------------  -------------
  Net cash provided by (used in) operating activities...............      3,844,982      4,464,088    (2,070,308)
                                                                      -------------  -------------  -------------
Cash flows from investing activities:
    Purchase of property, plant and equipment.......................       (228,240)        (4,401)     (290,126)
    Proceeds from sale of property, plant and equipment.............         90,831       --             --
                                                                      -------------  -------------  -------------
Net cash used in investing activities...............................       (137,409)        (4,401)     (290,126)
                                                                      -------------  -------------  -------------
Cash flows from financing activities:
  Distribution to Head Office.......................................     (1,482,707)    (3,200,595)      --
  Net repayments to Head Office.....................................     (2,707,824)    (1,514,220)      --
  Net proceeds from issuance of common stock........................       --             --           7,093,325
  Payment of capital lease obligations..............................       --             --                (252)
                                                                      -------------  -------------  -------------
Net cash (used in) provided by financing activities.................     (4,190,531)    (4,714,815)    7,093,073
                                                                      -------------  -------------  -------------
Net (decrease) increase in cash and cash equivalents................       (482,958)      (255,128)    4,732,639
Cash and cash equivalents at beginning of year......................        773,088        290,130         1,500
                                                                      -------------  -------------  -------------
Cash and cash equivalents at end of year............................  $     290,130  $      35,002   $ 4,734,139
                                                                      -------------  -------------  -------------
Supplemental disclosures of cash flow information:
  Interest paid.....................................................  $      65,057  $      53,961   $     6,566
  Income taxes paid.................................................         33,043       --             --



                 See accompanying notes to financial statements

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                         NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION



    Leading Edge Packaging, Inc. (the "Company") was incorporated in Delaware on December 15, 1995. The Company is a subsidiary of Rich City International Packaging Limited ("Rich City") and became the successor to Rich City's North American distribution business effective from April 1, 1996, under an Assignment and Distribution agreement signed on September 23, 1996.



2. ASSIGNMENT AND DISTRIBUTION AGREEMENT



    On September 23, 1996, an Assignment and Distribution agreement ("Agreement") was signed between Rich City and the Company. Under the Agreement, the Company is designated as an exclusive distributor for Rich City to market, distribute, sell, warehouse and subassemble, where necessary, Rich City's packaging products in North America. The term of the agreement is for 10 years from the date of agreement and is automatically renewed for successive additional one year periods except upon early termination by both parties. The Company will purchase packaging products from Rich City at a 6% to 8% mark up over the manufacturing costs, which comprise material costs, labor cost and overheads. As a condition to Rich City's acceptance of any product order from the Company, the Company shall advance to Rich City an amount equal to the estimated average costs of materials for the products that the Company has ordered.



    Under the term of the Agreement, for the year ending December 31, 1998, and for each subsequent year thereafter the exclusive distribution basis will be converted to a non-exclusive basis if the Company's annual gross sales rate of increase is less than the cost of living increase computed from the Consumer Price Index. In addition, the Company is also obligated to pay to Rich City a royalty of $2,000,000 in one or more installments. The amount of each installment is calculated using a formula which relates to the Company's net sales and earnings before taxes, commencing from the year ending March 31, 1999. No installment will need to be paid if both the Company's earnings before taxes is lower than $3,000,000 and net sales for the fiscal year are less than $25,000,000. In the event that the Company fails to make the installment payments in accordance with terms under the Agreement, the exclusive distribution basis will be converted to a non-exclusive basis.



3. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS



    Rich City International Packaging Limited ("Rich City" or "Head Office") is a wholly owned subsidiary of Chung Hwa Development Holdings Limited ("Chung Hwa"), a Hong Kong listed company. Rich City is engaged in the sale and distribution, design and warehousing of packaging products. Effective April 1, 1996, Rich City assigned all its North American sales and the exclusive rights to carry on the North American distribution business of Rich City ("N.A. Distribution Business") to the Company.



    During the two years ended March 31, 1996, it has been the policy of the N.A. Distribution Business to transfer its cash earned to Rich City to finance the operations and working capital requirements of the manufacturing and other activities of Chung Hwa and its subsidiaries ("Chung Hwa Group").



    The N.A. Distribution Business, which operates in a single industry segment, is engaged in the sale and distribution of packaging products in North America.



    The financial statements of the N.A. Distribution Business for each of the two years in the period ended March 31, 1996, have been prepared on the "Carved Out Basis" as if the N.A. Distribution Business had been in existence and operating independently prior to the Assignment and Distribution agreement

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



3. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


referred to in Note 2 to the financial statements between Rich City and the Company, which became effective on April 1, 1996. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), which do not differ significantly from those used in the statutory accounts of Rich City.



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



    The Carved Out Basis is as follows:



    (A) ASSETS:



    Property, plant and equipment, accounts receivable, bills receivable, prepaid expenses and other current assets specifically relating to the N.A. Distribution Business have been identified and presented in the financial statements.



    Cash and cash equivalents presented in the financial statements represent the balance of the cash not transferred to Rich City's account.



    The N. A. Distribution Business did not maintain any inventory during the two years ended March 31, 1996 as purchases were made against specific customer orders and title passed to customers at the same time as the N.A. Distribution Business acquired the product.



    (B) CURRENT LIABILITIES:



    Accounts payable to a related party represents the trade payable to Breakspear Limited, a fellow subsidiary of Rich City and its sole supplier. Breakspear Limited is part of the Chung Hwa Group. The trade payable balance at each year end date represents outstanding invoices for the 60 days prior to each year end in accordance with Rich City's payment terms to Breakspear Limited of net 60 days.



    Accrued liabilities specifically relating to the N.A. Distribution Business have been identified and presented in the financial statements.



    (C) INCOME AND EXPENSES



    Sales and cost of sales for the N.A. Distribution Business have been identified and presented in the financial statements. The financial effect of the Assignment and Distribution agreement referred to in Note 2 has not been included in the carved out results.



    Selling, general and administrative, interest and taxation expenses relating to the N.A. Distribution Business are accounted for either on an actual basis or estimated with reference to the circumstances of the business based on methods that management of Rich City believes to be reasonable. Common expenses which amounted to $148,282 and $172,751 in the years ended March 31, 1995 and 1996, respectively, were allocated with reference to the ratio of transactions made or the floor area used as appropriate.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



3. BASIS OF PRESENTATION OF FINANCIAL STATEMENTS (CONTINUED)


    (D) DISTRIBUTION TO HEAD OFFICE



    Distributions made to Rich City for the years ended March 31, 1995 and 1996 were $1,482,707 and $3,200,595, respectively, and resulted in the distribution of the entire equity balance each year.



4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand, demand deposits, interest bearing savings accounts, and time certificate of deposits with an original maturity of three months or less.



    FACTORED RECEIVABLES--Transfers of receivables with recourse are recognized as sales when the future economic benefits embodied in the receivable are surrendered because the N.A. Distribution Business' future obligation under the recourse provisions can be reasonably estimated and there are no repurchase terms except under the recourse provisions.



    The difference between the receivable transferred and the cash received is recognized as a loss in the period it occurs.



    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment is stated at cost. Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives using the straight line method, at the following rates per annum:



Furniture, fixtures and equipment              10%--33 1/3%
Leasehold improvements                         10%--20% or over the terms of the respective
                                               leases whichever is shorter



    LEASED ASSETS--Leases that transfer substantially all the rewards and risks of ownership of assets to the Company are accounted for as capital leases. At the inception of a capital lease, the cost of the leased asset is capitalized at the present value of the minimum lease payments and recorded together with the obligation, excluding the interest element, to reflect the purchase and financing. Assets held under capital leases are included in property, plant and equipment and are depreciated over their estimated useful lives.



    INVENTORIES--Inventories held for resale are stated at the lower of cost, determined by the first-in, first-out method, or value determined by the market. Cost represents supplier cost for delivery at the designated location and duty.



    NET SALES--Net sales represent the invoiced value of products sold less discounts and returns. Sales are recognized when products are shipped to customers or when title passes, if later.



    INCOME TAXES--The Company has adopted the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the liability method, deferred taxes are determined based upon the difference between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense (benefit) represents the change in the deferred tax balances.



    FOREIGN CURRENCY TRANSLATION--The financial statements of the N.A. Distribution Business and the Company have been presented in U.S. dollars.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    The functional currency of the N.A. Distribution Business was the Hong Kong dollar. Transactions and assets and liabilities denominated in Hong Kong dollars were translated to the U.S. dollar at HK$7.80 to $1.00, which approximated the market rate at all periods presented.



    All transactions in currencies other than the functional currency during the two years in the period ended March 31, 1996 were translated at the exchange rates prevailing on the transaction dates. Related accounts payable or receivable existing at such balance sheet dates denominated in currencies other than the functional currencies were translated at period end rates. Gains and losses, which were immaterial for all periods presented, resulting from the translation of foreign currency transactions and balances were included in the income statements.



    The financial statements of the Company are prepared in United States dollars because this is the currency of the primary economic environment in which the Company operates. Monetary assets and liabilities denominated in foreign currencies are translated at year end exchange rates, while foreign currency transactions are translated at average exchange rates during the year. Gains or losses from foreign currency transactions are included in other income.



    EMPLOYEE BENEFITS--Contributions payable to the N.A. Distribution Business defined contribution retirement benefit scheme are expensed as incurred. The N.A. Distribution Business did not provide any other post retirement benefits and post employment benefits, if any, are not material. The Company does not provide any post retirement benefits and post employment benefits, if any, are not material.



5. BILLS RECEIVABLE AND PAYABLE



    Bills receivable and payable represent accounts receivable and payable in the form of bills of exchange, whose acceptances and settlements are handled by banks.



    During each of the years ended March 31, 1995 and 1996, the N.A. Distribution Business had factored gross bills receivable of $3,811,936 and $3,250,463, respectively, with financial institutions with recourse to the N.A. Distribution Business. The net proceeds after discounts during each of these years amounted to $3,748,403 and $3,197,771, respectively. There were no repurchase terms except for the recourse under the terms of the factoring agreement in the event of customer default.



    The amount of the factored bills receivable of the N.A. Distribution Business which remained outstanding at March 31, 1996 was $1,074,008. These receivables were all collected by the financial institutions in the following year. At March 31, 1997, bills receivable of $836,552 were provided as collateral for banking facilities providing to Rich City.



    For the year ended March 31, 1997, the Company did not factor any bills receivable with financial institutions.



6. INVENTORIES



    From April 1, 1996, the Company maintained inventories for distribution to customers in the United States. The inventories represent finished goods held for resale.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



7. ADVANCES (FROM) TO HEAD OFFICE



                                                                                           RICH CITY'S N.A.
                                                                                        DISTRIBUTION BUSINESS
                                                                                            MARCH 31, 1996
                                                                                              CARVED OUT
                                                                                    ------------------------------
                                                                                                   MONTHLY AVERAGE
                                                                                                   BALANCE DURING
                                                                                       AMOUNT         THE YEAR
                                                                                    -------------  ---------------
Advances (from) to Rich City:
  Balance as of April 1, 1994.....................................................  $  (3,070,208)
  Advances from Head Office.......................................................     (1,067,921)
  Repayments to Head Office ......................................................      3,924,027
  Common expense allocations......................................................       (148,282)  $    (430,412)
                                                                                    -------------  ---------------
                                                                                                   ---------------
  Balance as of March 31, 1995....................................................       (362,384)
  Advances from Head Office.......................................................     (1,735,761)
  Repayments to Head Office.......................................................      3,422,732
  Common expenses allocations.....................................................       (172,751)
                                                                                    -------------
  Balance as of March 31, 1996....................................................  $   1,151,836   $   1,542,610
                                                                                    -------------  ---------------
                                                                                    -------------  ---------------



    Advances from and to Rich City were made on an interest free basis.



8. DEPOSITS PAID TO HOLDING COMPANY



    The amount represents deposits paid to Rich City for purchase orders placed by the Company.



9. PROPERTY, PLANT AND EQUIPMENT



                                                                                      RICH CITY'S
                                                                                          N.A.
                                                                                      DISTRIBUTION   LEADING EDGE
                                                                                        BUSINESS      MARCH 31,
                                                                                     MARCH 31, 1996      1997
                                                                                       CARVED OUT       ACTUAL
                                                                                     --------------  ------------
Property, plant and equipment consists of the following:
Furniture, fixtures and equipment..................................................    $  147,988     $  279,886
Leasehold improvements.............................................................       102,285         16,338
                                                                                     --------------  ------------
Total..............................................................................       250,273        296,224
Less: Accumulated depreciation.....................................................       (56,978)       (22,490)
                                                                                     --------------  ------------
Net book value.....................................................................    $  193,295     $  273,734
                                                                                     --------------  ------------
                                                                                     --------------  ------------

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



9. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)


    Included in property, plant and equipment of the Company is an asset acquired under a capital lease with the following net book value:



                                                                                 LEADING EDGE
                                                                                MARCH 31, 1997
                                                                                ---------------
At cost:
Furniture, fixtures and equipment.............................................     $   7,599
Less: Accumulated depreciation................................................          (380)
                                                                                      ------
                                                                                   $   7,219
                                                                                      ------



    Depreciation charges of the Company in respect of property, plant and equipment held under a capital lease for the year ended March 31, 1997 amounted to $380.



    Rich City's N.A. Distribution Business did not have any assets held under capital leases.



10. CAPITAL LEASE OBLIGATIONS



    Capital lease obligations bear fixed interest of 7.861% per annum and are payable monthly to 2001. As of March 31, 1997, the outstanding balance in respect of capital lease obligations was $5,846.



    The capital lease obligations maturing during each of the years in the period subsequent to the balance sheet dates are:



Year ending March 31,
1998...............................................................  $   1,479
1999...............................................................      1,479
2000...............................................................      1,479
2001...............................................................      1,479
2002...............................................................      1,108
                                                                     ---------
Total minimum lease payments.......................................      7,024
Less: Amount representing interest.................................     (1,178)
                                                                     ---------
Present value of minimum lease payments............................      5,846
Less: current portion..............................................     (1,057)
                                                                     ---------
Long term portion..................................................  $   4,789
                                                                     ---------
                                                                     ---------



11. INCOME TAXES



    Rich City is subject to Hong Kong taxation on its activities conducted in Hong Kong. During the two years ended March 31, 1996, Rich City's manufacturing operations were outside Hong Kong and the majority of income was not subject to tax in Hong Kong or in other jurisdictions. During the year ended March 31, 1997, all revenues were derived from the Company's U.S. operations and the Company was subject to the income tax in the United States and income tax expense has been computed using a rate of 38% for U.S. Federal and State income taxes.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



11. INCOME TAXES (CONTINUED)


    The provision for income taxes attributable to the N.A. Distribution Business and the Company consists of the following:



                                                                    RICH CITY'S N.A.
                                                                      DISTRIBUTION
                                                                        BUSINESS
                                                                  YEAR ENDED MARCH 31,  LEADING EDGE
                                                                                         YEAR ENDED
                                                                  --------------------   MARCH 31,
                                                                    1995       1996         1997
                                                                  ---------  ---------  ------------
Current
  Hong Kong.....................................................  $  --      $  --       $   --
  U.S. Federal..................................................     --         --        1,130,324
  U.S. State....................................................     --         --          211,900
                                                                  ---------  ---------  ------------
                                                                  $  --      $  --       $1,342,224
                                                                  ---------  ---------  ------------



    A reconciliation between the provision for income taxes computed by applying statutory tax rate in Hong Kong for 1995 and 1996 and in United States for 1997 to income before taxes and the actual provision for income taxes is as follows:



                                                                   RICH CITY'S N.A.
                                                                     DISTRIBUTION
                                                                       BUSINESS
                                                                 YEAR ENDED MARCH 31,    LEADING EDGE
                                                                                          YEAR ENDED
                                                                 --------------------      MARCH 31,
                                                                   1995       1996           1997
                                                                 ---------  ---------  -----------------
Statutory tax rate.............................................       16.5%      16.5%            38%
Income not subject to taxation.................................      (16.5)     (16.5)        --
                                                                                                  --
                                                                 ---------  ---------
Effective rate.................................................     --%        --%                38%
                                                                                                  --
                                                                                                  --
                                                                 ---------  ---------
                                                                 ---------  ---------



    There were no significant temporary differences during the years ended March 31, 1995, 1996 and 1997 and at the balance sheet dates.



12. CAPITAL STOCK



    The Company was incorporated with an authorized capital of 1,500 common shares of no par value which was increased on September 13, 1996 in contemplation of the public offering to 5,000,000 common shares of $0.01 par value per share and 5,000,000 preferred shares of $0.01 par value per share. In addition, each issued ordinary share of common stock of no par value was split into 1,250 ordinary shares of common stock of $0.01 par value per share. The new capital structure is reflected in the Company's financial statements from April 1, 1996 and earnings per share has been computed using the revised equity structure. On December 2, 1996, the Company issued 1,437,500 shares in a public offering.



    In connection with this offering, the Company has agreed to issue and sell to the Underwriter and/or its designees, at the closing of the proposed underwriting, for nominal consideration, five year Underwriter's Warrants (the "Underwriter's Warrants") to purchase 125,000 shares of common stock. The

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



12. CAPITAL STOCK (CONTINUED)


Underwriter's Warrants are exercisable at a price of $8.40 per share of common stock at any time during a period of four years commencing one year from the date of December 2, 1996 and are restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the date hereof, except to officers of the Underwriter. The Underwriter's Warrants contain anti-dilution provisions providing for adjusting of the number of shares of common stock and exercise price under certain circumstances. The Underwriter's Warrants grant to the holders thereof and to the holders of the underlying securities certain rights of registration of the securities underlying the Underwriter's Warrants. The fair value of the Underwriter's Warrants is not material.



13. INCENTIVE STOCK OPTION PLAN



    During the year, the Company established the 1996 Incentive Stock Option Plan (the "Plan"). Options under the Plan may be granted to directors and officers of the Company permitting the purchase in the aggregate of not more than 312,500 shares of the Company's common stock, par value, $0.01 per share ("Common Stock"). On December 11, 1996, options (the "1996 Options") to purchase up to 250,000 shares of Common Stock in the aggregate were granted to officers and directors of the Company. One-third of the 1996 Options become exercisable after each of 12 months, 30 months and 60 months, respectively. The stock options granted under this Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The per share option price of the Common Stock subject to each of the 1996 options was $7.15, which was equal to one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date that the options were granted. Shares of Common Stock issued in exchange for options under the Plan will be restricted against resale as necessary to qualify for exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), unless and until the Company deems it appropriate to register such shares under the Securities Act. No options were exercised during the year.



    The Company has elected to continue to apply Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" to account for stock options granted under the plan. If the fair value method specified in Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" had been used, net income and earnings per share for the year ended March 31, 1997 would have been as follows:



Net income......................................................  $2,055,973
                                                                  ---------
                                                                  ---------
Earnings per share..............................................  $    0.88
                                                                  ---------
                                                                  ---------



    The fair value of options granted during the year was estimated as $197,500 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate--5.87%; expected life of options--3 years; expected volatility--15.5%; expected dividend yield--Nil.



14. EARNINGS PER COMMON SHARE



    Earnings per common share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The weighted average number of shares of common stock outstanding during the year ended March 31, 1997 was approximately 2,347,603.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



14. EARNINGS PER COMMON SHARE (CONTINUED)


    Common stock equivalents are the net additional number of shares which would be issuable upon the exercise of the outstanding common stock options, assuming that the Company reinvested the proceeds to purchase additional shares at market value. Common stock equivalents had no material effect on the computation of earnings per share for the year ended March 31, 1997.



15. RELATED PARTY TRANSACTIONS



    (a) The Company purchases packaging products from Breakspear Limited, a related party, through Rich City; previously Breakspear Limited was the sole supplier for packaging products to Rich City.



    Account payable to Breakspear Limited and Rich City at March 31, 1996 and 1997 were $1,655,308 and $2,995,690, respectively. Total purchases by the N.A. Distribution Business from Breakspear Limited during the years ended March 31, 1995 and 1996 were $4,021,908 and $6,635,318, respectively. Total purchases by the Company from Rich City during the year ended March 31, 1997 were $9,155,072.



    (b) During the year ended March 31, 1996, the N.A. Distribution Business paid rental expense of $36,377 to Circle Round Limited, a fellow subsidiary of Rich City.



16. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS



    Customers accounting for 10% or more of total net sales for each of the three years in the period ended March 31, 1995, 1996 and 1997 are detailed as follows:



                                                                     RICH CITY'S N.A.
                                                                       DISTRIBUTION
                                                                         BUSINESS
                                                                   --------------------   LEADING EDGE
                                                                     1995       1996          1997
                                                                   ---------  ---------  ---------------
Customer A.......................................................       19.2%    --            --
Customer B.......................................................       38.8%      26.6%         20.7%
Customer C.......................................................        4.4%      13.9%         17.8%
Customer D.......................................................        3.9%      12.1%          7.3%



    Details of the accounts receivable from the five customers with the largest receivable balances at March 31, 1995 and 1996 for Rich City's N.A. Distribution Business and at March 31, 1997 for Leading Edge are as follows:



                                                                              PERCENTAGE OF ACCOUNTS
                                                                            RECEIVABLE AS AT MARCH 31,
                                                                          -------------------------------
                                                                            1995       1996       1997
                                                                          ---------  ---------  ---------
Five largest receivable balances........................................       88.8%      93.8%      63.4%



    Bad debt expense was $1,407 and $924 for Rich City's N.A. Distribution Business for the year ended March 31, 1995 and 1996, respectively, and $Nil for the Company for the year ended March 31, 1997.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



17. COMMITMENTS AND CONTINGENCIES



    (a) At March 31, 1996, the N.A. Distribution Business had factored gross bills receivable of $1,074,008 at a discount of $14,477 with banks with recourse.



    The N.A. Distribution Business leased premises under various operating leases which did not contain any renewal and escalation clauses. Rental expense under operating leases was $52,688 and $57,876 for the years ended March 31, 1995 and 1996, respectively.



    (b) At March 31, 1997, bills receivable of $836,552 were provided by the Company as collateral for banking facilities providing to Rich City.



    Leading Edge leases premises and equipment under various operating leases which do not contain any renewal and escalation clauses. Rental expense under operating leases was $109,089 for the year ended March 31, 1997.



    As at March 31, 1997, Leading Edge had no capital commitments but was obligated under operating leases requiring minimum rentals as follows:



Year ending March 31,
1998............................................................  $ 268,525
1999............................................................    262,026
2000............................................................    254,342
2001............................................................    245,274
2002............................................................    127,733
                                                                  ---------
Total minimum lease payments....................................  $1,157,900
                                                                  ---------
                                                                  ---------



18. RETIREMENT PLAN



    The Company has not established any retirement plan and provides no retirement benefits to its employees. Rich City had established a defined contribution retirement plan covering substantially all employees in Hong Kong. Under this plan, eligible employees may contribute amounts through payroll deductions which are equal to 5% of individual salary, supplemented by employer contributions at 5% of individual salary, for investment in various funds established by the plan. The expense, net of forfeited contributions, related to this plan applicable to the carved out business was $3,653 and $3,178 for the years ended March 31, 1995 and 1996, respectively.



19. FAIR VALUE OF FINANCIAL INSTRUMENTS



    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No.107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The carrying amounts of cash, accounts receivable, bills receivable, advances to head office, accounts payable and bills payable are short term in nature and therefore reflect their fair value. All the financial instruments are for trade purposes.

            LEADING EDGE PACKAGING, INC. AND RICH CITY INTERNATIONAL PACKAGING LIMITED--NORTH AMERICAN DISTRIBUTION BUSINESS



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



20. SEGMENT INFORMATION



    The Company operates in a single industry segment which is the sale and distribution of packaging products in North America.



21. QUARTERLY FINANCIAL DATA (UNAUDITED)



                                                                   JUNE 30   SEPTEMBER 30    DECEMBER 31    MARCH 31
                                                                  ---------  -------------  -------------  -----------
                                                                    $'000        $'000          $'000         $'000
Fiscal 1997 (Leading Edge)
Net sales.......................................................      2,505        3,047          3,695         3,740
Gross profit....................................................        808        1,007          1,151         1,615
Net income......................................................        451          504            510           626
Net income per share............................................       0.24         0.26           0.21          0.18

Fiscal 1996 (Rich City's N.A. Distribution Business)
Net sales.......................................................      2,239        2,971          3,112         2,665
Gross profit....................................................        875        1,204          1,089         1,184
Net income......................................................        616          901            794           889
Net income per share............................................        N/A          N/A            N/A           N/A



COMMON SHARE PRICE



1997 QUARTER                                                                                              HIGH          LOW
-----------------------------------------------------------------------------------------------------     -----         ---
Fourth...............................................................................................           7            5
Third................................................................................................           7            61/4



    Prior to the Company's initial public offering of common stock, which commenced on December 2, 1996, there was no public market for the Company's ordinary shares. The initial offering price was $6. On March 31, 1997, the closing price was $5 13/32. The Company has not declared any dividends.

                          LEADING EDGE PACKAGING, INC.
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)



                                                                                                  DECEMBER 31,
                                                                                                1997       1996
                                                                                              ---------  ---------
                                           ASSETS
CURRENT ASSETS
  Cash & cash equivalents...................................................................  $     672  $   5,595
  Accounts receivable.......................................................................      3,669        843
  Bills receivable (Note 2).................................................................      1,270      1,621
  Investories (Note 3)......................................................................      1,660        613
  Deposits to related party/holding co......................................................        816
  Receivables from a related party/holding co...............................................      2,700
  Prepaid expenses..........................................................................        149      1,353
                                                                                              ---------  ---------
      Total Current Assets..................................................................  $  10,936     10,025
  Property and equipment
    Net of accumulation depreciation........................................................        251        193
                                                                                              ---------  ---------
  TOTAL ASSETS..............................................................................  $  11,187  $  10,218
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................................................        110        168
  Accounts payable to related party/holding co..............................................                   377
  Bills payable.............................................................................        699
  Accrued expenses..........................................................................                    72
  Income Taxes payable......................................................................        231        898
                                                                                              ---------  ---------
      Total Current Liabilities.............................................................  $   1,040  $   1,515
                                                                                              ---------  ---------
LONG TERM LIABILITIES
  Capital Lease Obligations.................................................................          5     --
                                                                                              ---------  ---------
SHAREHOLDERS' EQUITY
  Common Stock, par value $0.01 per share, Authorized 5,000,000 shares, Issued and
    outstanding 3,312,500 shares in 1997....................................................         33         33
  Additional paid in capital................................................................      7,062      7,205
  Retained earnings.........................................................................      3,047      1,465
                                                                                              ---------  ---------
      Total Shareholders' Equity............................................................     10,142      8,703
                                                                                              ---------  ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY....................................................  $  11,187  $  10,218
                                                                                              ---------  ---------
                                                                                              ---------  ---------



           See Accompanying Notes to (Unaudited) Financial Statements

                          LEADING EDGE PACKAGING, INC.
                         CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                            NINE MONTHS ENDED
                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
Net Sales................................................................  $   9,043  $   9,247
Cost of goods sold.......................................................      5,849      6,281
                                                                           ---------  ---------
Gross profit.............................................................      3,194      2,966
Selling, general, and administrative expenses............................      1,675        616
                                                                           ---------  ---------
Operating income.........................................................  $   1,519  $   2,350
Other income:
  Interest income net of interest expense................................          2         13
                                                                           ---------  ---------
Income before income taxes...............................................      1,521      2,363
                                                                           ---------  ---------
Provision for income taxes...............................................        565        898
                                                                           ---------  ---------
Net income...............................................................  $     956  $   1,465
                                                                           ---------  ---------
                                                                           ---------  ---------
Net income per share primary and fully diluted...........................  $     .29  $     .72
                                                                           ---------  ---------
                                                                           ---------  ---------



           See accompanying Notes to (Unaudited) Financial Statements

                          LEADING EDGE PACKAGING, INC.
                       CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)



                                                                            NINE MONTHS ENDED
                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
Cash flows from operating activities:
  Net Income.............................................................  $     956  $   1,465
  Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................         56          4
  Net increase (decrease) in cash due to changes in current assets and
    liabilities:.........................................................     (5,518)    (2,600)

  Net cash provided by (used in) operating activities:...................     (4,506)    (1,131)
                                                                           ---------  ---------

Cash flows from investing activities:
  Purchase of property and equipment.....................................        (33)      (164)
                                                                           ---------  ---------
Net cash (used in) investing activities..................................        (33)      (164)
                                                                           ---------  ---------
                                                                           ---------  ---------

Cash flows from financing activities:
  Proceeds from Initial public offering..................................     --          6,738
  Proceeds from Banker's acceptances.....................................        478        152
  Repayment of capital lease obligations.................................         (1)    --
                                                                           ---------  ---------
Net cash provided by financing activities................................        477      6,890
                                                                           ---------  ---------
Net increase (decrease) in cash and cash equivalents.....................     (4,062)     5,595

Cash and cash equivalents at the beginning of period.....................      4,734          0
                                                                           ---------  ---------
                                                                           $     672  $   5,595
                                                                           ---------  ---------
                                                                           ---------  ---------

Supplemental disclosure of cash flow information:
  Interest paid..........................................................         64     --
                                                                           ---------  ---------
                                                                           ---------  ---------
  Taxes paid.............................................................  $   1,384     --
                                                                           ---------  ---------
                                                                           ---------  ---------



           See Accompanying Notes to (Unaudited) Financial Statement

                          LEADING EDGE PACKAGING, INC.



                    NOTES TO CONDENSED FINANCIAL STATEMENTS



                               December 31, 1997
                                  (UNAUDITED)



NOTE 1.    BASIS OF PRESENTATION



    The accompanying unaudited financial statements of Leading Edge Packaging, Inc. (the "Company") as of December 31, 1997 and December 31, 1996 and for the nine month period then ended, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain information and footnote disclosures required under generally accepted accounting principles have been condensed or omitted pursuant to the Securities Exchange Act of 1934, as amended, and regulations thereunder, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



    The results of operations for the nine month period ended December 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the entire year or for any other period. The accompanying financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report for the year ended March 31, 1997.



NOTE 2.    BILLS RECEIVABLE



    Bills receivable represent accounts receivable on FOB sales in the form of bills of exchange, whose acceptances and settlements are handled by banks.



    At December 31, 1997, the Company had not factored any bills receivable or accounts receivable with financial institutions.



NOTE 3.    INVENTORIES



    Effective April 1, 1996, the Company maintains inventories for distribution to customers in the United States. These inventories represent finished goods and semi-finished goods for customization and resale.

                                AUDITORS' REPORT



To the Board of Directors of
Justrite Investments Limited ("Company")



    We have audited the accompanying consolidated financial statements ("financial statements") of the Company and its subsidiaries (collectively the "Group") for each of the three years ended March 31, 1997 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.



RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS



    The Company's directors are responsible for the preparation of the financial statements which give a true and fair view. In preparing financial statements under generally accepted accounting principles in Hong Kong which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently.



    It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.



BASIS OF OPINION



    We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants (which do not differ in any material respects from auditing standards generally accepted in the United States of America). An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Group's circumstances, consistently applied and adequately disclosed.



    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.



OPINION



    In our opinion the financial statements give a true and fair view of the state of the affairs of the Group as at March 31, 1995, 1996 and 1997 and of the profit and cash flows of the Group for each of the three years ended March 31, 1997.



    Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' funds and financial position at March 31, 1995, 1996 and 1997 to the extent summarized in Note 24.



    Our audits also comprehended the translation of Hong Kong dollar amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 3. Such U.S. dollar amounts are presented solely for the convenience of readers in the United States of America.



Deloitte Touche Tomahtsu
April 28, 1998
Hong Kong

                          JUSTRITE INVESTMENTS LIMITED



                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS



                                                     YEAR ENDED MARCH 31                     NINE MONTHS ENDED DECEMBER 31
                                       ------------------------------------------------  -------------------------------------
                             NOTES        1995        1996         1997         1997        1996         1997         1997
                             -----     ----------  -----------  -----------  ----------  -----------  -----------  -----------
                                          HK$          HK$          HK$         US$          HK$          HK$          US$
                                                                                         (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Turnover................               128,863,374 169,620,506  148,989,110  19,299,108  122,871,880  108,089,064  14,001,174
Cost of sales...........               74,532,656   93,437,055   97,945,554  12,687,248  79,297,162   75,270,758    9,750,582
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------
Gross profit............               54,330,718   76,183,451   51,043,556   6,611,860  43,574,718   32,818,306    4,250,592
Selling, general and
  administrative
  expenses..............               37,818,448   39,192,419   36,753,035   4,760,756  22,838,116   23,030,727    2,983,255
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------
Operating profit........               16,512,270   36,991,032   14,290,521   1,851,104  20,736,602    9,787,579    1,267,337
Interest expense........               (2,690,018)  (2,741,466)  (2,673,460)   (346,303) (1,740,774)  (2,717,886)    (352,058)
Interest income.........                1,089,652      347,413      290,853      37,675      44,458       38,196        4,948
Other income............                1,116,710    1,632,665    1,171,922     151,718     849,791      684,195       88,626
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------
Profit before
  exceptional item......           4   16,028,614   36,229,644   13,079,836   1,694,194  19,890,077    7,792,084    1,008,853
Exceptional item........           5       --          --           --           --          --       (2,890,460)    (373,928)
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------
Profit before
  taxation..............               16,028,614   36,229,644   13,079,836   1,694,194  19,890,077    4,901,624      634,925
Taxation credit
  (charge)..............           6      849,947   (1,479,592)     104,307      13,596      71,000       75,120        9,731
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------
Profit for the
  year/period...........               16,878,561   34,750,052   13,184,143   1,707,790  19,961,077    4,976,744      644,656
                                       ----------  -----------  -----------  ----------  -----------  -----------  -----------



                See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED



                          CONSOLIDATED BALANCE SHEETS


                                                                     AS AT MARCH 31                     AS AT DECEMBER 31
                                                      ---------------------------------------------  ------------------------
                                           NOTES         1995        1996        1997       1997        1997         1997
                                       -------------  ----------  ----------  ----------  ---------  -----------  -----------

                                                         HK$         HK$         HK$         US$         HK$          US$
                                                                                                     (UNAUDITED)  (UNAUDITED)
FIXED ASSETS.........................            7    48,128,232  46,938,897  44,651,757  5,783,906  41,775,833    5,411,377

LONG TERM RECEIVABLE.................            8     5,643,320   4,369,520      --         --          --           --

CURRENT ASSETS
Stocks...............................            9    53,869,880  44,450,150  39,727,870  5,146,097  38,898,841    5,038,710
Short-term investment................           10        --          --       3,860,000    500,000      --           --
Debtors, deposits and prepayments....                 36,888,420  29,965,000  34,810,797  4,509,171  30,413,551    3,939,579
Bills receivable.....................                  5,145,673   2,911,616   5,014,384    649,532   1,156,564      149,814
Amount due from ultimate holding
  company............................                     --          --          --         --      21,910,673    2,838,170
Amount due from a fellow
  subsidiary.........................                 17,545,577  90,015,461  119,179,859 15,437,805  9,179,859    1,189,101
Bank balances and cash...............                  6,599,284   2,107,546   2,825,984    366,060     643,038       83,295
                                                      ----------  ----------  ----------  ---------  -----------  -----------
                                                      120,048,834 169,449,773 205,418,894 26,608,665 102,202,526  13,238,669
                                                      ----------  ----------  ----------  ---------  -----------  -----------

CURRENT LIABILITIES
Creditors and accrued charges........                 20,307,958  24,421,611  24,361,517  3,155,637  60,327,181    7,814,402
Bills payable........................                  1,790,198   1,173,594     321,448     41,638     287,736       37,271
Taxation.............................                  3,917,756   5,433,253   5,417,756    701,782   5,417,756      701,782
Amount due to ultimate holding
  company............................                 33,086,320  39,890,365  59,682,198  7,730,855      --           --
Obligations under finance leases and
  hire purchase contracts............           14     1,120,182     219,453      --         --          --           --
Bank borrowings repayable within one
  year...............................           15    10,084,102  13,304,058  11,739,488  1,520,659  36,048,698    4,669,520
                                                      ----------  ----------  ----------  ---------  -----------  -----------
                                                      70,306,516  84,442,334  101,522,407 13,150,571 102,081,371  13,222,975
                                                      ----------  ----------  ----------  ---------  -----------  -----------

NET CURRENT ASSETS...................                 49,742,318  85,007,439  103,896,487 13,458,094    121,155       15,694
                                                      ----------  ----------  ----------  ---------  -----------  -----------
                                                      103,513,870 136,315,856 148,548,244 19,242,000 41,896,988    5,427,071
                                                      ----------  ----------  ----------  ---------  -----------  -----------
Financed by:

SHARE CAPITAL........................           11           780         780         780        100         780          100

RESERVES.............................           12    80,964,080  115,714,132 128,898,275 16,696,669 23,875,019    3,092,621
                                                      ----------  ----------  ----------  ---------  -----------  -----------

SHAREHOLDERS' FUNDS..................                 80,964,860  115,714,912 128,899,055 16,696,769 23,875,799    3,092,721

MINORITY INTERESTS...................           16    15,000,000  15,000,000  15,000,000  1,943,005  15,000,000    1,943,005

DEFERRED TAXATION....................           13       658,270     607,139     502,832     65,133     427,712       55,402

OBLIGATIONS UNDER FINANCE LEASES AND
  HIRE PURCHASE CONTRACTS REPAYABLE
  AFTER ONE YEAR.....................           14       219,453      --          --         --          --           --

BANK BORROWINGS REPAYABLE AFTER ONE
  YEAR...............................           15     6,671,287   4,993,805   4,146,357    537,093   2,593,477      335,943
                                                      ----------  ----------  ----------  ---------  -----------  -----------
                                                      103,513,870 136,315,856 148,548,244 19,242,000 41,896,988    5,427,071
                                                      ----------  ----------  ----------  ---------  -----------  -----------



                See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED



                       CONSOLIDATED CASH FLOW STATEMENTS


                                                                                    YEAR ENDED MARCH 31
                                                                    ----------------------------------------------------
                                                         NOTES          1995         1996          1997         1997
                                                     -------------  ------------  -----------  ------------  -----------

                                                                        HK$           HK$          HK$           US$
NET CASH INFLOW (OUTFLOW) FROM OPERATING
  ACTIVITIES.......................................           17      18,467,939    1,724,212    11,919,537    1,543,896
                                                                    ------------  -----------  ------------  -----------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received..................................                    1,089,652      347,413       290,853       37,675
Interest paid......................................                   (2,331,047)  (2,560,366)   (2,641,279)    (342,135)
Interest on obligations under finance leases and
  hire purchase contracts..........................                     (358,971)    (181,100)      (32,181)      (4,168)
                                                                    ------------  -----------  ------------  -----------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE.............................                   (1,600,366)  (2,394,053)   (2,382,607)    (308,628)
                                                                    ------------  -----------  ------------  -----------
TAXATION
Hong Kong Profits Tax paid.........................                     (238,995)     (15,226)      (15,497)      (1,922)
                                                                    ------------  -----------  ------------  -----------
INVESTING ACTIVITIES
Purchase of short-term investment..................                      --           --         (3,860,000)    (500,000)
Proceeds from disposals of short- term
  investment.......................................                      --           --            --           --
Purchase of fixed assets...........................                   (9,798,639)  (4,241,744)   (2,311,524)    (299,420)
Proceeds from disposals of fixed assets............                    2,012,260       12,781       --           --
                                                                    ------------  -----------  ------------  -----------
NET CASH INFLOW (OUTFLOW) FROM INVESTING
  ACTIVITIES.......................................                   (7,786,379)  (4,228,963)   (6,171,524)    (799,420)
                                                                    ------------  -----------  ------------  -----------
NET CASH INFLOW (OUTFLOW) BEFORE FINANCING.........                    8,842,199   (4,914,030)    3,349,909      433,926
                                                                    ------------  -----------  ------------  -----------
FINANCING..........................................           18
Bank loans raised..................................                      --           --          1,108,296      143,562
Repayment of bank loans............................                   (4,195,506)  (1,490,683)   (1,539,783)    (199,454)
Repayment of obligations under finance leases and
  hire purchase contracts..........................                   (2,305,028)  (1,120,182)     (219,453)     (28,427)
                                                                    ------------  -----------  ------------  -----------
NET CASH INFLOW (OUTFLOW) FROM FINANCING...........                   (6,500,534)  (2,610,865)     (650,940)     (84,319)
                                                                    ------------  -----------  ------------  -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...                    2,341,665   (7,524,895)    2,698,969      349,607
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR
  /PERIOD..........................................                   (4,340,953)  (1,999,288)   (9,524,183)  (1,233,702)
                                                                    ------------  -----------  ------------  -----------
CASH AND CASH EQUIVALENTS AT END OF THE
  YEAR/PERIOD......................................           19      (1,999,288)  (9,524,183)   (6,825,214)    (884,095)
                                                                    ------------  -----------  ------------  -----------

                                                          NINE MONTHS ENDED DECEMBER 31
                                                     ----------------------------------------
                                                         1996          1997          1997
                                                     ------------  ------------  ------------
                                                         HK$           HK$           US$
                                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
NET CASH INFLOW (OUTFLOW) FROM OPERATING
  ACTIVITIES.......................................       91,628   (25,547,646)   (3,309,281)
                                                     ------------  ------------  ------------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received..................................       44,458        38,196         4,948
Interest paid......................................   (1,708,593)   (2,717,886)     (352,058)
Interest on obligations under finance leases and
  hire purchase contracts..........................      (32,181)       --            --
                                                     ------------  ------------  ------------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE.............................   (1,696,316)   (2,679,690)     (347,110)
                                                     ------------  ------------  ------------
TAXATION
Hong Kong Profits Tax paid.........................      (15,497)       --            --
                                                     ------------  ------------  ------------
INVESTING ACTIVITIES
Purchase of short-term investment..................   (3,860,000)       --            --
Proceeds from disposals of short- term
  investment.......................................       --         3,860,000       500,000
Purchase of fixed assets...........................   (2,108,388)     (571,940)      (74,085)
Proceeds from disposals of fixed assets............       --            --            --
                                                     ------------  ------------  ------------
NET CASH INFLOW (OUTFLOW) FROM INVESTING
  ACTIVITIES.......................................   (5,968,388)    3,288,060       425,915
                                                     ------------  ------------  ------------
NET CASH INFLOW (OUTFLOW) BEFORE FINANCING.........   (7,588,573)  (24,939,276)   (3,230,476)
                                                     ------------  ------------  ------------
FINANCING..........................................
Bank loans raised..................................    5,701,366        --            --
Repayment of bank loans............................   (1,374,605)   (1,584,297)     (205,220)
Repayment of obligations under finance leases and
  hire purchase contracts..........................     (219,453)       --            --
                                                     ------------  ------------  ------------
NET CASH INFLOW (OUTFLOW) FROM FINANCING...........    4,107,308    (1,584,297)     (205,220)
                                                     ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...   (3,481,265)  (26,523,573)   (3,435,696)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR
  /PERIOD..........................................   (9,524,183)   (6,825,214)     (884,095)
                                                     ------------  ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF THE
  YEAR/PERIOD......................................  (13,005,448)  (33,348,787)   (4,319,791)
                                                     ------------  ------------  ------------



                See notes to consolidated financial statements.

                          JUSTRITE INVESTMENTS LIMITED



                       NOTES TO THE FINANCIAL STATEMENTS



1. GENERAL



    The Company is a wholly owned private limited company incorporated in the British Virgin Islands. Its ultimate holding company is Chung Hwa Development Holdings Limited, a limited company incorporated in Bermuda and listed on The Stock Exchange of Hong Kong Limited.



2. CASH FLOW STATEMENT COMPARATIVE FIGURES NOT PREPARED



    The Company has not prepared comparative figures for the cash flow statement for the year ended March 31, 1995, as in the opinion of the directors, the comparative figures do not provide valuable information to the readers.



3. SIGNIFICANT ACCOUNTING POLICIES



    The principal accounting policies which have been adopted in preparing these financial statements and which conform with accounting principles generally accepted in Hong Kong are as follows:



BASIS OF CONSOLIDATION



    The consolidated financial statements incorporate the financial statements of the Company and its subsidiaries made up to March 31 each year.



    The results of the subsidiaries acquired or disposed of during the year are included in the consolidated profit and loss account from the effective date of acquisition or up to the effective date of disposal, as appropriate.



    All significant intercompany transactions and balances within the Group have been eliminated on consolidation.



TURNOVER



    Turnover represents the net amounts received and receivable for goods sold during the year.



REVENUE RECOGNITION



    Sale of goods are recognised when goods are delivered and title has been passed.



    Interest income from bank deposits is accrued on a time basis by reference to the principal outstanding and at the rate applicable.



FIXED ASSETS AND DEPRECIATION



    Fixed assets are stated at cost less depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the fixed assets has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the fixed asset, the expenditure is capitalised as an additional cost of the fixed asset. When assets are sold or retired, their costs and accumulated depreciation are removed from the accounts and any gain or loss resulting from their disposals is included in the profit and loss account.

                          JUSTRITE INVESTMENTS LIMITED

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    Depreciation is provided to write off the costs of fixed assets over their estimated useful lives using the straight line method, at the following rates per annum:



Land held on long term leases          Over the terms of the leases

Land held on medium term leases        2.5% or over the terms of the leases
                                       whichever is shorter

Buildings                              2.5% or over the terms of the leases
                                       whichever is shorter

Property under development             Nil

Leasehold improvements                 10% or over the terms of the leases
                                       whichever is shorter

Furniture, fixtures and equipment      10--20%

Plant and machinery                    10%
Motor vehicles                         20%



ASSETS HELD UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS



    Leases are classified as finance leases whenever the terms of the leases transfer substantially all the risks and rewards of ownership to the Group. Assets held under finance leases and hire purchase contracts are capitalised at their fair value at the date of acquisition. The principal portion of the corresponding contractual commitments are shown as obligations under finance leases and hire purchase contracts. The finance costs, which represent the difference between the total leasing commitments and their fair value of the assets acquired, are charged to the profit and loss account over the period of the respective leases so as to produce a constant periodic rate of charge on the remaining obligations for each accounting period.



    All other leases are classified as operating leases and their rentals are charged to the profit and loss account on a straight line basis over the respective lease terms.



SHORT-TERM INVESTMENT



    Listed shares which are held for short term, are stated at the lower of cost and market value.



FOREIGN CURRENCIES



    Transactions in foreign currencies are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are re-translated at the rates ruling on the balance sheet date. Profits and losses arising on exchange are dealt with in the profit and loss account.



    On consolidation, the financial statements of the subsidiaries in the People's Republic of China (the "PRC") are translated using the temporal method. Exchange differences arising on translation are dealt with in the profit and loss account. The functional currency of the PRC subsidiaries is Hong Kong dollars.



    Translation of amounts from Hong Kong dollars (HK$) into United States dollars (US$) for the convenience of the reader has been made at US$1.00 = HK$7.72. No representation is made that the HK$

                          JUSTRITE INVESTMENTS LIMITED

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


amounts could have been, or could be, converted into US$ at that rate on December 31, 1997 or on any other date.



TAXATION



    The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. Timing differences arise from the recognition for tax purposes of certain items of income and expense in a different accounting period from that in which they are recognised in the financial statements. The tax effect of timing differences, computed under the liability method, is recognised as deferred taxation in the financial statements to the extent that it is probable a liability or asset will crystallise in the foreseeable future.



CASH EQUIVALENTS



    Cash equivalents represent short term, highly liquid investments which are readily convertible into known amounts of cash and which were within three months of maturity when acquired, less advances from banks repayable within three months from the date of the advance.



4. PROFIT BEFORE EXCEPTIONAL ITEM


                                                       YEAR ENDED MARCH 31                   NINE MONTHS ENDED DECEMBER 31
                                            ------------------------------------------  ---------------------------------------
                                              1995       1996       1997       1997        1996         1997          1997
                                            ---------  ---------  ---------  ---------  -----------  -----------  -------------

                                               HK$        HK$        HK$        US$         HK$          HK$           US$
                                                                                        (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
Profit before exceptional item has been
  arrived at after charging:
Auditors' remuneration....................    762,780    757,330    717,000     92,876     540,000      531,000        68,782
Depreciation
  Owned assets............................  4,227,320  4,921,023  4,230,145    547,946   3,123,206    3,171,475       410,813
  Assets held under finance leases and
    hire purchase contracts...............    524,784    379,743    368,519     47,736     287,612      276,389        35,802
Directors' remuneration
  Fees....................................     --         --         --         --          --           --            --
  Other emoluments........................    348,000  2,348,000  1,266,667    164,076     950,000      967,572       125,333
Interest on
  Finance leases and hire purchase
    contracts.............................    358,971    181,100     32,181      4,168      32,181       --            --
  Bank borrowings wholly repayable within
    five years............................  1,311,594  2,394,458  2,387,974    309,323   1,524,285    2,507,448       324,799
  Bank borrowings wholly repayable after
    five years............................  1,019,453    165,908    253,305     32,812     184,308      210,439        27,259
Operating lease payments in respect of
  rented premises.........................  4,116,792  4,816,294  4,472,063    579,283   3,518,637    3,616,701       468,485
Provision for doubtful debts and after
  crediting:..............................     --         --      1,689,470    218,843      --           --            --
Interest income...........................  1,089,652    347,413    290,853      6,587      44,458       38,196         4,958
                                            ---------  ---------  ---------  ---------  -----------  -----------  -------------



5. EXCEPTIONAL ITEM



    The amount represents misappropriation of inventories and cash by a manager of the Group's factory established in the People' Republic of China.

                          JUSTRITE INVESTMENTS LIMITED

6. TAXATION CREDIT (CHARGE)


                                                      YEAR ENDED MARCH 31                   NINE MONTHS ENDED DECEMBER 31
                                           ------------------------------------------  ---------------------------------------
                                             1995       1996       1997       1997        1996         1997          1997
                                           ---------  ---------  ---------  ---------  -----------  -----------  -------------

                                              HK$        HK$        HK$        US$         HK$          HK$           US$
                                                                                       (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
Profit for the year
  Hong Kong..............................     --        (30,723)    --         --          --           --            --
  Overseas...............................  1,000,000  (1,500,000)    --        --          --           --            --
Prior year underprovision for
  Hong Kong Profits Tax..................    (28,995)    --         --         --          --           --            --
  Deferred taxation credit (charge) (note
    13)..................................   (121,058)    51,131    104,307     13,596      71,000       75,120         9,731
                                           ---------  ---------  ---------  ---------  -----------  -----------  -------------
                                             849,947  (1,479,592)   104,307    13,596      71,000       75,120         9,731
                                           ---------  ---------  ---------  ---------  -----------  -----------  -------------



    A substantial portion of the Group's profit neither arises in, nor is derived from, Hong Kong. Accordingly, that portion of the Group's profit is not subject to Hong Kong Profits Tax.



    Hong Kong Profits Tax is calculated at 16.5% of the estimated assessable profit for the year. Overseas taxation is calculated at the rates prevailing in the respective jurisdictions.



7. FIXED ASSETS



                                                                        AS AT MARCH 31                  AS AT
                                                           ----------------------------------------  DECEMBER 31
                                                               1995          1996          1997          1997
                                                           ------------  ------------  ------------  ------------
                                                                                                         HK$
                                                               HK$           HK$           HK$       (UNAUDITED)
COST
Leasehold land and buildings.............................    20,969,000    23,223,000    25,317,916   25,317,916
Property under development...............................     2,992,864       738,864       --            --
Leasehold improvements...................................     6,831,429     7,951,267     8,118,175    8,383,019
Furniture, fixtures and equipment........................     4,978,888     5,364,588     5,523,132    5,702,878
Plant and machinery......................................    22,163,279    23,973,973    24,603,993   25,389,808
Motor vehicles...........................................       366,613       366,613       366,613      366,613
                                                           ------------  ------------  ------------  ------------
                                                             58,302,073    61,618,305    63,929,829   65,160,234
                                                           ------------  ------------  ------------  ------------
DEPRECIATION
Leasehold land and buildings.............................       254,994       462,256     1,012,547    1,434,279
Property under development...............................       --            --            --            --
Leasehold improvements...................................     3,060,002     4,357,708     5,223,823    6,068,613
Furniture, fixtures and equipment........................       934,957     1,585,841     2,269,106    2,855,198
Plant and machinery......................................     5,803,121     8,079,513    10,505,183   12,703,907
Motor vehicles...........................................       120,767       194,090       267,413      322,404
                                                           ------------  ------------  ------------  ------------
                                                             10,173,841    14,679,408    19,278,072   23,384,401
                                                           ------------  ------------  ------------  ------------

                          JUSTRITE INVESTMENTS LIMITED

7. FIXED ASSETS (CONTINUED)



                                                                        AS AT MARCH 31                  AS AT
                                                           ----------------------------------------  DECEMBER 31
                                                               1995          1996          1997          1997
                                                           ------------  ------------  ------------  ------------
                                                                                                         HK$
                                                               HK$           HK$           HK$       (UNAUDITED)
NET BOOK VALUES
Leasehold land and buildings.............................    20,714,006    22,760,744    24,305,369   23,883,637
Property under development...............................     2,992,864       738,864       --            --
Leasehold improvements...................................     3,771,427     3,593,559     2,894,352    2,314,406
Furniture, fixtures and equipment........................     4,043,931     3,778,747     3,254,026    2,847,680
Plant and machinery......................................    16,360,158    15,894,460    14,098,810   12,685,901
Motor vehicles...........................................       245,846       172,523        99,200       44,209
                                                           ------------  ------------  ------------  ------------
                                                             48,128,232    46,938,897    44,651,757   41,775,833
                                                           ------------  ------------  ------------  ------------
    The Group's property interest comprises:

Leasehold properties held in Hong Kong under long term
  leases.................................................    20,714,006    20,506,744    20,040,063   19,683,565
Leasehold properties held in the PRC under a medium term
  lease..................................................       --          2,254,000     4,265,306    4,200,072
                                                           ------------  ------------  ------------  ------------
                                                             20,714,006    22,760,744    24,305,369   23,883,637
Property under development held in the PRC under a medium
  term lease.............................................     2,992,864       738,864       --            --
                                                           ------------  ------------  ------------  ------------
                                                             23,706,870    23,499,608    24,305,369   23,883,637
                                                           ------------  ------------  ------------  ------------



    The net book values of fixed assets held under finance leases and hire purchase contracts as at March 31, 1995, 1996 and 1997 are HK$3,131,604, HK$3,833,145 and HK$nil respectively.



8. LONG TERM RECEIVABLE



    The amount represents long term portion of a trade receivable and is unsecured, interest free and is expected to be fully repaid before August 15, 1997. The amount has been re-classified as a current asset in 1997 and provision for doubtful debts has been made on the uncollectible amount.



9. STOCKS


                                                             AS AT MARCH 31                         AS AT DECEMBER 31
                                          ----------------------------------------------------  -------------------------
                                              1995          1996          1997         1997         1997         1997
                                          ------------  ------------  ------------  ----------  ------------  -----------

                                              HK$           HK$           HK$          US$          HK$           US$
                                                                                                (UNAUDITED)   (UNAUDITED)
Raw materials...........................    47,770,827    37,835,578    32,778,343   4,245,899    32,605,301   4,223,485
Finished goods..........................     6,099,053     6,614,572     6,949,527     900,198     6,293,540     815,225
                                          ------------  ------------  ------------  ----------  ------------  -----------
                                            53,869,880    44,450,150    39,727,870   5,146,097    38,898,841   5,038,710
                                          ------------  ------------  ------------  ----------  ------------  -----------

                          JUSTRITE INVESTMENTS LIMITED

10. SHORT-TERM INVESTMENT


                                                             AS AT MARCH 31                          AS AT DECEMBER 31
                                         ------------------------------------------------------  -------------------------
                                             1995          1996          1997          1997          1997         1997
                                         ------------  ------------  ------------  ------------  ------------  -----------

                                             HK$           HK$           HK$           US$           HK$           US$
                                                                                                 (UNAUDITED)   (UNAUDITED)
Listed shares overseas at cost.........       --            --          3,860,000       500,000       --           --
                                         ------------  ------------  ------------  ------------  ------------  -----------
Market value of listed shares..........       --            --         83,339,063    10,795,215       --           --
                                         ------------  ------------  ------------  ------------  ------------  -----------



    Details of the short-term investment as at March 31, 1997 are as follows:



                                  PLACE OF            ISSUED AND
                               INCORPORATION/            FULLY          ATTRIBUTABLE
                                REGISTRATION         PAID ORDINARY     EQUITY INTEREST
NAME                           AND OPERATION         SHARE CAPITAL    HELD BY THE GROUP      PRINCIPAL ACTIVITY
------------------------  ------------------------  ---------------  -------------------  ------------------------
Leading Edge Packaging,   United States of America   US$    33,125             56.6%      Distribution of
  Inc. ("LEPI")           ("U.S.")                                                        packaging products



    LEPI was incorporated on December 15, 1995 to take up the Group's North American distribution business effective from April 1, 1996. On December 2, 1996, LEPI listed its shares on the Nasdaq National Market System, U.S.. Subsequent to March 31, 1997, the Group transferred the investment to its ultimate holding company.



    The results of LEPI not been consolidated with the Group as the control of this investment is intended to be temporary and accordingly, the amount has been included under current assets.



11. SHARE CAPITAL



                                                                                                1997 & 1996 & 1995
                                                                                               --------------------
                                                                                                  HK$        US$
Authorised:
  Ordinary shares of US$1 each...............................................................    390,000     50,000
                                                                                               ---------  ---------
Issued and fully paid:
  Ordinary shares of US$1 each...............................................................        780        100
                                                                                               ---------  ---------

                          JUSTRITE INVESTMENTS LIMITED

12. RESERVES



                                                                        CAPITAL       RETAINED
                                                                        RESERVE       PROFITS          TOTAL
                                                                       ----------  --------------  --------------
                                                                          HK$           HK$             HK$
At April 1, 1994.....................................................   1,999,376      62,086,143      64,085,519
Profit for the year..................................................      --          16,878,561      16,878,561
                                                                       ----------  --------------  --------------
At March 31, 1995....................................................   1,999,376      78,964,704      80,964,080
Profit for the year..................................................      --          34,750,052      34,750,052
                                                                       ----------  --------------  --------------
At March 31, 1996....................................................   1,999,376     113,714,756     115,714,132
Profit for the year..................................................      --          13,184,143      13,184,143
                                                                       ----------  --------------  --------------
At March 31, 1997....................................................   1,999,376     126,898,899     128,898,275
Profit for the period (unaudited)....................................      --           4,976,744       4,976,744
Dividend (HK$1,100,000 per share)....................................      --        (110,000,000)   (110,000,000)
                                                                       ----------  --------------  --------------
At December 31, 1997 (unaudited).....................................   1,999,376      21,875,643      23,875,019
                                                                       ----------  --------------  --------------



13. DEFERRED TAXATION


                                                              AS AT MARCH 31                     AS AT DECEMBER 31
                                               ---------------------------------------------  ------------------------
                                                  1995        1996        1997       1997        1996         1997
                                               ----------  ----------  ----------  ---------  -----------  -----------

                                                  HK$         HK$         HK$         US$         HK$          US$
                                                                                              (UNAUDITED)  (UNAUDITED)
At April 1...................................     537,212     658,270     607,139     78,729     502,832       65,133
Charge (credit) for the year /period (note
  6).........................................     121,058     (51,131)   (104,307)   (13,596)    (75,120)      (9,731)
                                               ----------  ----------  ----------  ---------  -----------  -----------
At March 31/December 31......................     658,270     607,139     502,832     65,133     427,712       55,402
                                               ----------  ----------  ----------  ---------  -----------  -----------



    At the balance sheet dates, the deferred taxation liabilities provided represent mainly the tax effect of timing differences between depreciation allowances claimed on fixed assets for tax purposes and depreciation charged in the financial statements.



    There is no significant unprovided deferred tax for the year/period or at the balance sheet dates.

                          JUSTRITE INVESTMENTS LIMITED

14. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS


                                                                      AS AT MARCH 31                       AS AT DECEMBER 31
                                                       ---------------------------------------------  ----------------------------
                                                          1995         1996       1997       1997         1997           1997
                                                       -----------  ----------  ---------  ---------  -------------  -------------

                                                                                                           HK$            US$
                                                           HK$         HK$         HK$        US$      (UNAUDITED)    (UNAUDITED)
The maturity of obligations under finance leases and
  hire purchase contracts is as follows:
Within one year......................................    1,120,182     219,453     --         --           --             --
Between one to two year..............................      219,453      --         --         --           --             --
                                                       -----------  ----------  ---------  ---------        -----          -----
                                                         1,339,635     219,453     --         --           --             --
Less: Amount due within one year shown under current
  liabilities........................................   (1,120,182)   (219,453)    --         --           --             --
                                                       -----------  ----------  ---------  ---------        -----          -----
                                                           219,453      --         --         --           --             --
                                                       -----------  ----------  ---------  ---------        -----          -----



15. BANK BORROWINGS


                                                          AS AT MARCH 31                           AS AT DECEMBER 31
                                     --------------------------------------------------------  --------------------------
                                         1995           1996           1997          1997          1997          1997
                                     -------------  -------------  -------------  -----------  -------------  -----------

                                                                                                    HK$           US$
                                          HK$            HK$            HK$           US$       (UNAUDITED)   (UNAUDITED)
Bank borrowings comprise the
  followings:
Trust receipt and packing loans....      8,598,572      9,177,228      9,006,436    1,166,637     33,785,030    4,376,299
Bank loans.........................      8,156,817      6,666,134      6,234,647      807,597      4,650,350      602,377
Bank overdraft.....................       --            2,454,501        644,762       83,518        206,795       26,787
                                     -------------  -------------  -------------  -----------  -------------  -----------
                                        16,755,389     18,297,863     15,885,845    2,057,752     38,642,175    5,005,463
                                     -------------  -------------  -------------  -----------  -------------  -----------
Analysed as:
Secured............................      8,156,817     13,600,635     11,366,386    1,472,330     14,273,140    1,848,852
Unsecured..........................      8,598,572      4,697,228      4,519,459      585,422     24,369,035    3,156,611
                                     -------------  -------------  -------------  -----------  -------------  -----------
                                        16,755,389     18,297,863     15,885,845    2,057,752     38,642,175    5,005,463
                                     -------------  -------------  -------------  -----------  -------------  -----------
The maturity of bank borrowings is
  as follows:
Within one year....................     10,084,102     13,304,058     11,739,488    1,520,659     36,048,698    4,669,520
Between one to two years...........      1,658,047      1,857,383      2,134,789      276,527        678,784       87,925
Between two to five years..........      4,035,943      2,334,289        704,094       91,204        658,474       85,295
More than five years...............        977,297        802,133      1,307,474      169,362      1,256,219      162,723
                                     -------------  -------------  -------------  -----------  -------------  -----------
                                        16,755,389     18,297,863     15,885,845    2,057,752     38,642,175    5,005,463
Less: Amount due within one year
  shown under current
  liabilities......................    (10,084,102)   (13,304,058)   (11,739,488)  (1,520,659)   (36,048,698)  (4,669,520)
                                     -------------  -------------  -------------  -----------  -------------  -----------
Amount due after one year..........      6,671,287      4,993,805      4,146,357      537,093      2,593,477      335,943
                                     -------------  -------------  -------------  -----------  -------------  -----------

                          JUSTRITE INVESTMENTS LIMITED

16. MINORITY INTEREST



    The amount represents the minority shareholders' share of total investments. It comprises HK$12,000,000 capital contribution and HK$3,000,000 shareholders' loan pursuant to the joint venture agreement.



    The loan is unsecured, non interest-bearing and is to be repaid upon termination of the joint venture agreement.



17. RECONCILIATION OF PROFIT BEFORE TAXATION TO NET CASH INFLOW (OUTFLOW) FROM OPERATING ACTIVITIES


                                                YEAR ENDED MARCH 31                    NINE MONTHS ENDED DECEMBER 31
                                   ----------------------------------------------  -------------------------------------
                                      1995        1996        1997        1997        1996         1997         1997
                                   ----------  ----------  ----------  ----------  -----------  -----------  -----------

                                      HK$         HK$         HK$         US$          HK$          HK$          US$
                                                                                   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Profit before taxation...........  16,028,614  36,229,644  13,079,836   1,694,194  19,890,077    4,901,624      634,925
Interest income..................  (1,089,652)   (347,413)   (290,853)    (37,675)    (44,458)     (38,196)      (4,948)
Interest expenses................   2,331,047   2,560,366   2,641,279     342,135   1,708,593    2,717,886      352,058
Interest on obligations under
  finance leases and hire
  purchase contracts.............     358,971     181,100      32,181       4,168      32,181       --           --
Depreciation.....................   4,752,104   5,300,766   4,598,664     595,682   3,410,818    3,447,864      446,615
Loss on disposals of fixed
  assets.........................     229,065     117,532      --          --          --           --           --
(Increase) decrease in long term
  receivable.....................  (5,643,320)  1,273,800   4,369,520     566,000   4,369,520       --           --
(Increase) decrease in stocks....  (8,691,631)  9,419,730   4,722,280     611,694   8,542,151      829,029      107,387
(Increase) decrease in debtors,
  deposits and prepayments.......   7,517,113   6,923,420  (4,845,797)   (627,694) (21,987,617)  4,397,246      569,591
(Increase) decrease in bills
  receivable.....................  (5,145,673)  2,234,057  (2,102,768)   (272,379)    899,774    3,857,820      499,718
Decrease in amount due from
  ultimate holding company.......      --          --          --          --          --       (21,910,673) (2,838,170)
Increase in amount due from a
  fellow subsidiary..............  (17,545,577) (72,469,884) (29,164,398) (3,777,772) (22,603,702)     --        --
Increase (decrease) in creditors
  and accrued charges............  (9,266,816)  4,113,653     (60,094)     (7,784)  9,472,716   35,965,664    4,658,765
Increase (decrease) in bills
  payable........................   1,294,705    (616,604)   (852,146)   (110,382)   (658,439)     (33,712)      (4,367)
Increase in amount due to
  ultimate holding company.......  33,338,989   6,804,045  19,791,833   2,563,709  (2,939,986)  (59,682,198) (7,730,855)
                                   ----------  ----------  ----------  ----------  -----------  -----------  -----------
NET CASH INFLOW (OUTFLOW) FROM
  OPERATING ACTIVITIES...........  18,467,939   1,724,212  11,919,537   1,543,896      91,628   (25,547,646) (3,309,281)
                                   ----------  ----------  ----------  ----------  -----------  -----------  -----------

                          JUSTRITE INVESTMENTS LIMITED

18. ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR/PERIOD



                                                                                                    OBLIGATIONS
                                                                                                   UNDER FINANCE
                                                                                                  LEASES AND HIRE
                                                                                                     PURCHASE
                                                                                    BANK LOANS       CONTRACTS
                                                                                   ------------  -----------------
                                                                                       HK$              HK$
At April 1, 1994.................................................................    12,352,323        3,644,663
Repayment of bank loans..........................................................    (4,195,506)        --
Repayment of obligations under finance leases and hire purchase contracts........       --            (2,305,028)
                                                                                   ------------  -----------------
At March 31, 1995................................................................     8,156,817        1,339,635
Repayment of bank loans..........................................................    (1,490,683)        --
Repayment of obligations under finance leases and hire purchase contracts........       --            (1,120,182)
                                                                                   ------------  -----------------
At March 31, 1996................................................................     6,666,134          219,453
Bank loans raised................................................................     1,108,296         --
Repayment of bank loans..........................................................    (1,539,783)        --
Repayment of obligations under finance leases and hire purchase contracts........       --              (219,453)
                                                                                   ------------  -----------------
At March 31, 1997................................................................     6,234,647         --
Repayment of bank loans (unaudited)..............................................    (1,584,297)        --
                                                                                   ------------  -----------------
At December 31, 1997 (unaudited).................................................     4,650,350         --
                                                                                   ------------  -----------------
Analysis of changes in financing during the nine months ended December 31, 1996
  (unaudited):
At April, 1996...................................................................     6,666,134          219,453
Bank loan raised.................................................................     5,701,366         --
Repayment of bank loans..........................................................    (1,374,605)        --
Repayment of obligations under finances leases and hire purchase contracts.......       --              (219,453)
                                                                                   ------------  -----------------
At December 31, 1996.............................................................    10,992,895         --
                                                                                   ------------  -----------------



19. ANALYSIS OF THE BALANCES OF CASH AND CASH EQUIVALENTS


                                                  YEAR ENDED MARCH 31                  NINE MONTHS ENDED DECEMBER 31
                                       ------------------------------------------  -------------------------------------
                                         1995       1996       1997       1997        1996         1997         1997
                                       ---------  ---------  ---------  ---------  -----------  -----------  -----------

                                          HK$        HK$        HK$        US$         HK$          HK$          US$
                                                                                   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Bank balances and cash...............  6,599,284  2,107,546  2,825,984    366,060   3,169,078      643,038       83,295
Trust receipt and packing loans......  (8,598,572) (9,177,228) (9,006,436) (1,166,637) (13,057,992) (33,785,030) (4,376,299)
Bank overdraft.......................     --      (2,454,501)  (644,762)   (83,518) (3,116,534)   (206,795)     (26,787)
                                       ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                       (1,999,288) (9,524,183) (6,825,214)  (884,095) (13,005,448) (33,348,787) (4,319,791)
                                       ---------  ---------  ---------  ---------  -----------  -----------  -----------

                          JUSTRITE INVESTMENTS LIMITED

20. OPERATING LEASE COMMITMENTS



    At the balance sheet date, the Company had the following commitments payable within the next year under non-cancellable operating leases in respect of rented premises:


                                                                                                  NINE MONTHS ENDED
                                                            YEAR ENDED MARCH 31                      DECEMBER 31
                                              -----------------------------------------------  ------------------------
                                                 1995        1996        1997        1997         1997         1997
                                              ----------  ----------  ----------  -----------  -----------  -----------

                                                 HK$         HK$         HK$          US$          HK$          US$
                                                                                  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Operating leases which expire:
Within one year.............................      52,691     448,307     148,185      19,195      832,740      107,868
In the second to fifth years inclusive......   2,653,759   3,191,423   5,227,721     677,166    2,734,167      354,167
                                              ----------  ----------  ----------  -----------  -----------  -----------
                                               2,706,450   3,639,730   5,375,906     696,361    3,566,907      462,035
                                              ----------  ----------  ----------  -----------  -----------  -----------



21. CAPITAL COMMITMENTS


                                                                                                  NINE MONTHS ENDED
                                                            YEAR ENDED MARCH 31                      DECEMBER 31
                                              -----------------------------------------------  ------------------------
                                                 1995        1996        1997        1997         1997         1997
                                              ----------  ----------  ----------  -----------  -----------  -----------

                                                 HK$         HK$         HK$          US$          HK$          US$
                                                                                  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Capital expenditure contracted for but not
  provided in the financial statements......      --          --       1,108,296     143,562       56,699        7,344
                                              ----------  ----------  ----------  -----------  -----------  -----------



22. CONTINGENT LIABILITIES


                                                                                                  NINE MONTHS ENDED
                                                            YEAR ENDED MARCH 31                      DECEMBER 31
                                              -----------------------------------------------  ------------------------
                                                 1995        1996        1997        1997         1997         1997
                                              ----------  ----------  ----------  -----------  -----------  -----------

                                                 HK$         HK$         HK$          US$          HK$          US$
                                                                                  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Bills discounted with recourse..............   6,066,843  11,528,574   9,775,826   1,266,299    4,863,138      629,940
                                              ----------  ----------  ----------  -----------  -----------  -----------



23. PLEDGE OF ASSETS



    As at March 31, 1995, 1996 and 1997, the Group had pledged its leasehold land and buildings to banks to secure general banking facilities granted to the Group. The net book values of leasehold land and buildings pledged as at March 31, 1995, 1996 and 1997 were HK$14,319,940, HK$22,760,744 and HK$24,305,369
(1997: US$3,148,364) respectively.



24. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



    The Company's financial statements are prepared in accordance with accounting principles generally accepted in Hong Kong (HK GAAP) which differ in certain significant respects from United

                          JUSTRITE INVESTMENTS LIMITED

24. SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


   States generally accepted accounting principles (US GAAP). The significant difference relates principally to the following item and the adjustment necessary to restate shareholders' equity in accordance with US GAAP is shown in the table set out below.



ACCOUNTING FOR SHORT-TERM INVESTMENT



    Under HK GAAP, the Company has not accounted for the unrealized gain on revaluation of short-term investment. Under US GAAP, the Company would account for the unrealized gain as a credit within shareholders' funds and record the short-term investment at market value.



    The following table summarizes the effect on shareholders' fund of the significant difference between HK GAAP and US GAAP:


                                                                                                    NINE MONTHS ENDED
                                                        YEAR ENDED MARCH 31                            DECEMBER 31
                                      --------------------------------------------------------  -------------------------
                                          1995          1996           1997           1997          1997         1997
                                      ------------  -------------  -------------  ------------  ------------  -----------

                                          HK$            HK$            HK$           US$           HK$           US$
                                                                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Shareholders' funds as reported
  under HK GAAP.....................    80,964,860    115,114,912    128,899,055    16,696,769    23,875,019   3,092,620
US GAAP material adjustment:
Unrealized gain on revaluation of
  short-term investment.............       --            --           79,479,063    10,295,215       --           --
                                      ------------  -------------  -------------  ------------  ------------  -----------
Shareholders' funds under US GAAP...    80,964,860    115,114,912    208,378,118    26,991,984    23,875,019   3,092,620
                                      ------------  -------------  -------------  ------------  ------------  -----------



    In addition to the above adjustments required to restate HK GAAP amounts to US GAAP amounts, the Company's cash and cash equivalents under HK GAAP include bank borrowings repayable within three months from the date of advance, under US GAAP, such bank borrowings would be included in financing activities.



25. INTERIM FINANCIAL STATEMENTS (UNAUDITED)



    The financial statements for the nine months ended December 31, 1996 and 1997 are unaudited. In the opinion of the directors, such information contains adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods.

                          LEADING EDGE PACKAGING, INC.



             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



    On January 23, 1998, Leading Edge entered into a Share Exchange Agreement (the "Agreement") with its ultimate holding company, Chung Hwa Development Holdings Limited ("Chung Hwa"). Chung Hwa is a Bermuda company and its shares are listed on The Stock Exchange of Hong Kong Limited. Pursuant to the Agreement, Leading Edge received all of the issued and outstanding shares of Justrite Investments Limited ("Justrite"), a wholly owned subsidiary of Chung Hwa in exchange for 2,250,000 shares of the Leading Edge common stock valued at $6.00 per share (the "Exchange"). Leading Edge and Chung Hwa completed the transaction on March 13, 1998, subject to the issuance of 2,250,000 shares of Leading Edge's common stock to Chung Hwa. The Company's management believes that presentation of Unaudited Pro Forma Consolidated Financial Information is necessary to supplement the historical financial information.



    The unaudited pro forma consolidated statements of income are based on the historical statements of income of Leading Edge and Justrite, after giving effect to pro forma adjustments described in the notes thereto as if the issuance of the Company's shares in exchange for the shares held by Chung Hwa in Justrite had occurred on April 1, 1994.



    The unaudited pro forma consolidated balance sheet as of December 31, 1997, are based on the historical balance sheets of Leading Edge and Justrite, after giving effect to the pro forma adjustments described in the notes thereto as if the issuance of the Company's shares in exchange for the shares held by Chung Hwa in Justrite had occurred on December 31, 1997.



    The unaudited pro forma consolidated financial information does not purport to represent what the results of operations or the financial position would have actually been if the exchange had occurred on such a date or at the beginning of such period, or to project the results of operations for any future date or period.



    The unaudited pro forma consolidated financial information should be read in conjunction with the consolidated financial statements of the Company and its subsidiaries.



    As Leading Edge was incorporated on December 15, 1995 and started trading from April 1, 1996, there was no difference between the historical and the proforma statements of income of Justrite for the year ended March 31, 1995 and 1996.

                          LEADING EDGE PACKAGING, INC.



             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME



                  FOR THE YEARS ENDED MARCH 31, 1995 AND 1996



                                                                                         HISTORICAL AND PROFORMA
                                                                                               FOR JUSTRITE
                                                                                        --------------------------
                                                                                            1995          1996
                                                                                        ------------  ------------
                                                                                            US$           US$

Turnover..............................................................................    16,692,147    21,971,568
Cost of sales.........................................................................     9,654,489    12,103,245
                                                                                        ------------  ------------
Gross profit..........................................................................     7,037,658     9,868,323
Selling, general and administrative expenses..........................................     4,898,763     5,076,739
                                                                                        ------------  ------------
Operating profit......................................................................     2,138,895     4,791,584
Interest expense......................................................................      (348,448)     (355,112)
Interest income.......................................................................       141,147        45,002
Other income..........................................................................       144,651       211,485
                                                                                        ------------  ------------
Profit before taxation................................................................     2,076,245     4,692,959
Taxation credit (charge)..............................................................       110,097      (191,657)
                                                                                        ------------  ------------
Profit for the year...................................................................     2,186,342     4,510,302
                                                                                        ------------  ------------
Pro forma earnings per share..........................................................          0.97          2.00
                                                                                        ------------  ------------



See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.



              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME



                       FOR THE YEAR ENDED MARCH 31, 1997



                                                               HISTORICAL
                                                       --------------------------   PRO FORMA
                                                       LEADING EDGE    JUSTRITE    ADJUSTMENTS   PRO FORMA
                                                       ------------  ------------  -----------  ------------
                                                           US$           US$           US$          US$

                                                                                    (8,406,548)
Turnover.............................................   12,987,263     19,299,108             (a)   23,879,823
                                                                                    (8,406,548)
Cost of sales........................................    8,406,548     12,687,248             (a)   12,736,217
                                                                                        48,969(b)
                                                       ------------  ------------               ------------
Gross profit.........................................    4,580,715      6,611,860                 11,143,606
Selling, general and
  administrative expenses............................    1,221,849      4,760,756                  5,982,605
                                                       ------------  ------------               ------------
Operating profit.....................................    3,358,866      1,851,104                  5,161,001
Interest expense.....................................       (7,165)      (346,303)                  (353,468)
Interest income......................................       --             37,675                     37,675
Other income.........................................       81,606        151,718                    233,324
                                                       ------------  ------------               ------------
Profit before taxation...............................    3,433,307      1,694,194                  5,078,532
Taxation (charge) credit.............................   (1,342,224)        13,596                 (1,328,628)
                                                       ------------  ------------               ------------
Profit for the year..................................    2,091,083      1,707,790                  3,749,904
                                                       ------------  ------------               ------------
Pro forma earnings per share.........................                                                   0.82
                                                                                                ------------



See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.



              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME



                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996



                                                               HISTORICAL
                                                       --------------------------   PRO FORMA
                                                       LEADING EDGE    JUSTRITE    ADJUSTMENTS   PRO FORMA
                                                       ------------  ------------  -----------  ------------
                                                           US$           US$           US$          US$

                                                                                    (6,893,742)
Turnover.............................................    9,246,970     15,916,047             (a)   18,269,275
                                                                                    (6,893,742)
Cost of sales........................................    6,315,827     10,271,653             (a)    9,733,814
                                                                                        40,076(b)
                                                       ------------  ------------               ------------
Gross profit.........................................    2,931,143      5,644,394                  8,535,461
Selling, general and
  administrative expenses............................      580,270      2,958,305                  3,538,575
                                                       ------------  ------------               ------------
Operating profit.....................................    2,350,873      2,686,089                  4,996,886
Interest expense.....................................       (1,288)      (225,489)                  (226,777)
Interest income......................................       13,003          5,759                     18,762
Other income.........................................       --            110,077                    110,077
                                                       ------------  ------------               ------------
Profit before taxation...............................    2,362,588      2,576,436                  4,898,948
Taxation (charge) credit.............................     (897,783)         9,197                   (888,586)
                                                       ------------  ------------               ------------
Profit for the period................................    1,464,805      2,585,633                  4,010,362
                                                       ------------  ------------               ------------
Pro forma earnings per share.........................                                                   0.94
                                                                                                ------------



See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.



              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME



                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1997



                                                               HISTORICAL
                                                       --------------------------   PRO FORMA
                                                       LEADING EDGE    JUSTRITE    ADJUSTMENTS   PRO FORMA
                                                       ------------  ------------  -----------  ------------
                                                           US$           US$           US$          US$

                                                                                    (6,760,636)
Turnover.............................................    9,042,843     14,001,174             (a)   16,283,381
                                                                                    (6,760,636)
Cost of sales........................................    5,849,024      9,750,582             (a)    8,898,599
                                                                                        59,629(b)
                                                       ------------  ------------               ------------
Gross profit.........................................    3,193,819      4,250,592                  7,384,782
Selling, general and
  administrative expenses............................    1,674,869      2,983,255                  4,658,124
Non-recurring expense................................       --            373,928                    373,928
                                                       ------------  ------------               ------------
Operating profit.....................................    1,518,950        893,409                  2,352,730
Interest expense.....................................      (87,338)      (352,058)                  (439,396)
Interest income......................................       89,225          4,948                     94,173
Other income.........................................       --             88,626                     88,626
                                                       ------------  ------------               ------------
Profit before taxation...............................    1,520,837        634,925                  2,096,133
Taxation (charge) credit.............................     (565,000)         9,731                   (555,269)
                                                       ------------  ------------               ------------
Profit for the period................................      955,837        644,656                  1,540,864
                                                       ------------  ------------               ------------
Pro forma earnings per share.........................                                                   0.28
                                                                                                ------------



See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



                              AT DECEMBER 31, 1997



                                                               HISTORICAL           PRO FORMA
                                                       --------------------------  ADJUSTMENTS   PRO FORMA
                                                                       JUSTRITE    -----------  ------------
                                                                     ------------      US$          US$
                                                       LEADING EDGE      US$
                                                       ------------
                                                           US$
CURRENT ASSETS
Cash and cash equivalents............................      673,198         83,295                    756,493
Accounts receivable..................................    3,667,776      3,203,212                  6,870,988
Bills receivable.....................................    1,269,734        149,814                  1,419,548
Inventories..........................................    1,660,008      5,038,710     (108,599 (b)    6,590,119
Deposits to a related party..........................      815,772        --          (815,772 (a)      --
Receivable from Chung Hwa Group......................    2,699,668      4,027,271   (2,699,668 (a)    4,027,271
Prepaid expenses.....................................      149,632        736,367                    885,999
                                                       ------------  ------------               ------------
Total current assets.................................   10,935,788     13,238,669                 20,550,418
Property, plant and machinery, net of accumulated
  depreciation.......................................      251,183      5,411,377                  5,662,560
                                                       ------------  ------------               ------------
TOTAL ASSETS.........................................   11,186,971     18,650,046                 26,212,978
                                                       ------------  ------------               ------------
CURRENT LIABILITIES
Accounts payable.....................................       87,286      2,272,587                  2,359,873
Payable to a related party...........................       --          2,699,668   (2,699,668 (a)      --
Bills payable........................................      699,120         37,271                    736,391
Accrued liabilities..................................        8,860      2,026,375                  2,035,235
Deposits from a related party........................       --            815,772     (815,772 (a)      --
Income taxes payable.................................      245,171        701,782                    946,953
Bank borrowings......................................       --          4,669,520                  4,669,520
Capital lease obligation--current portion............        1,143        --                           1,143
                                                       ------------  ------------               ------------
Total current liabilities............................    1,041,580     13,222,975                 10,749,115
                                                       ------------  ------------               ------------
LONG TERM LIABILITIES
Deferred income taxes................................       --             55,402                     55,402
Bank borrowings......................................       --            335,943                    335,943
Long term borrowings.................................       --            388,601                    388,601
Capital lease obligations............................        3,646        --                           3,646
                                                       ------------  ------------               ------------
Total long term liabilities..........................        3,646        779,946                    783,592
                                                       ------------  ------------               ------------
MINORITY INTERESTS...................................       --          1,554,404                  1,554,404
                                                       ------------  ------------               ------------
SHAREHOLDERS' EQUITY
Common stock.........................................       33,125            100                     33,255
Additional paid in capital...........................    7,061,699        258,989                  7,320,688
Retained earnings....................................    3,046,921      2,833,632     (108,599 (b)    5,771,954
                                                       ------------  ------------               ------------
                                                        10,141,745      3,092,721                 13,125,867
                                                       ------------  ------------               ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........   11,186,971     18,650,046                 26,212,978
                                                       ------------  ------------               ------------



See accompanying notes to unaudited pro forma consolidated financial information

                          LEADING EDGE PACKAGING, INC.



        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



1. ASSUMPTIONS AND DESCRIPTION OF PRO FORMA ADJUSTMENTS



    The Restructuring has been accounted for as a reorganization of entities under common control similar to a pooling of interests. The financial statements present the results of Leading Edge and its subsidiaries as if the companies had been combined for all periods presented. Because the entities have been under common control for the relevant periods (including periods in which Leading Edge was a majority-owned subsidiary of Justrite), the unaudited pro forma consolidated financial information is the same as the audited consolidated financial information appearing in the Annual Report on Form 10-K of Leading Edge for the year ended March 31, 1998.



    The financial statements of Justrite are maintained in Hong Kong dollars. The amounts have been translated into U.S. dollars for all periods presented at the rate of HK$7.72 to US$1.



    The pro forma adjustments include:



        (a) Elimination of intercompany transactions and balances with Justrite on consolidation.



        (b) Elimination of unrealized gain on inventories.



2. PRO FORMA EARNINGS PER SHARE



    The pro forma earnings per share have been calculated by adding to the relevant outstanding share totals for all periods up to April 1, 1994 to 2,250,000 Common Shares issued in connection with the exchange. Accordingly, pro forma earnings per share is based on 5,562,500 Common Shares outstanding for the year ended March 31, 1997, for the nine months ended December 31, 1996 and 1997.

                             NOTICE TO STOCKHOLDERS
                        OF LEADING EDGE PACKAGING, INC.
         (as required to be delivered by The Nasdaq Stock Market, Inc.)

    You are hereby notified that Leading Edge Packaging, Inc. (the "Company") has contracted to acquire, from its parent company, Chung Hwa Development Holdings Limited ("Chung Hwa"), Justrite Investments Limited, a British Virgin Islands company, and its subsidiaries, Leading Edge Packaging Limited (formerly known as Rich City International Packaging Limited), a Hong Kong registered company, Breakspear Limited, a British Virgin Islands company, Circle Round Limited, Dongguan Shilong Wah Rich Packaging Limited, a China joint venture, and Dongguan Walford Ornaments Packaging Limited, also a China joint venture.

    The acquisition was approved by the Unanimous Written Consent of the Company's Board of Directors on February 9, 1998. The Nasdaq Stock Market, Inc. ("Nasdaq") normally requires that an acquisition be approved by the Company's stockholders. However, Nasdaq has received written confirmation from Chung Hwa that, as the holder of 57% of the Company's issued and outstanding common stock (before taking account of stock to be issued to Chung Hwa as consideration for the companies acquired in the acquisition) it would vote all of its shares in favor of the Share Exchange Agreement if the agreement were put to a vote. Based upon its receipt of such confirmation from Chung Hwa, Nasdaq has determined to allow the Company to satisfy its obligation to obtain stockholder approval by sending this notice to the stockholders.

    The enclosed Information Statement relates to the increase in the Company's authorized share capital required to issue a portion of the shares to Chung Hwa and contains a description of the transaction and audited financial statements of the companies acquired.